Exhibit 10.3

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of June 7, 2023, is entered into by and among RUBICON GLOBAL, LLC, a Delaware limited liability company (“Rubicon”) and RIVERROAD WASTE SOLUTIONS, INC., a New Jersey corporation (“RiverRoad”; and together with Rubicon, each an “Existing Borrower” and collectively the “Existing Borrowers”), RUBICON TECHNOLOGIES HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CLEANCO LLC, a New Jersey limited liability company (“Cleanco”), CHARTER WASTE MANAGEMENT, INC., a Delaware corporation (“Charter”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (“International”; and together with Holdings, Cleanco, Charter and International, each a “New Borrower” and collectively the “New Borrowers”), RUBICON TECHNOLOGIES, INC., a Delaware corporation (the “New Guarantor”; and together with the Existing Borrowers and the New Borrowers, each a “Credit Party” and collectively the “Credit Parties”), the Lenders party hereto (the “Lenders”), and MIZZEN CAPITAL, LP, as agent for the Lenders (in such capacity, “Agent”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Amended Loan Agreement (as defined below).

Recitals

A. The Existing Borrowers, the New Borrowers, the Lenders, and Agent are parties to that certain Loan and Security Agreement dated as of December 22, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 18, 2022, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of March 22, 2023, and as further amended by that certain Third Amendment to Loan and Security Agreement dated as of May 19, 2023 (the “Existing Loan Agreement”).

B. The Existing Borrowers and the New Borrowers have requested that the Agent and the Lenders agree to amend the Existing Loan Agreement as set forth herein.

C. As a condition to the effectiveness of this Amendment, the New Guarantor is required to join the Amended Loan Agreement as a “Guarantor” thereunder and the New Guarantor has agreed to join the Amended Loan Agreement as a “Guarantor” thereunder.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Loan Agreement. Subject to the terms and conditions hereof, effective as of the Fourth Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3, the Existing Loan Agreement is hereby amended to read in its entirety as set forth on Annex A hereto (the Existing Loan Agreement, as so amended, is herein referred to as the “Amended Loan Agreement”).

2. Treatment of Obligations; New Co-Borrowers; New Guarantor.

(a) Each of the parties hereto acknowledge and agree that, notwithstanding the effectiveness of this Amendment or the Amended Loan Agreement, (i) effective as of the Fourth Amendment Effective Date, the indebtedness, obligations, liabilities and other “Obligations” (as defined in the Existing Loan Agreement) (including, without limitation, interest and fees accrued to the date hereof) governed by the Existing Loan Agreement (collectively, the “Existing Obligations”) shall continue to be in full force and effect, but shall be governed by the terms and conditions set forth in the Amended Loan Agreement, (ii) the Existing Obligations, together with any and all Obligations incurred by the Credit Parties under any of the Financings Documents, shall continue to be secured by all pledges and grants of security interests provided in connection with the Existing Loan Agreement (and, from and after the Fourth Amendment Effective Date, shall also be secured by all of the pledges and grants of security interests provided in connection with the Amended Loan Agreement). This Amendment and the Amended Loan Agreement shall constitute an amendment, but not a novation, of the Existing Obligations.

(b) The parties hereto acknowledge that each of the New Borrowers is a “Loan Party Obligor” (as defined in the Existing Loan Agreement) and, as such, has heretofore guaranteed all of the “Obligations” under the Existing Loan Agreement. Effective as of the Fourth Amendment Effective Date, without any further action of any Person, (i) each of the New Borrowers hereby, jointly and severally with the Existing Borrowers and each of the other New Borrowers, assumes all Obligations and Existing Obligations of the Existing Borrowers under the Existing Loan Agreement and the Amended Loan Agreement and all other obligations and liabilities of the Existing Borrowers and New Borrowers under each other Financing Document, (ii) each of the New Borrowers shall be deemed a “Borrower” for all purposes of the Amended Loan Agreement and each other Financing Document, and (iii) each of the Existing Borrowers and New Borrowers shall be subject to the provisions of Section 2.10 of the Amended Loan Agreement.

(c) By executing this Amendment, effective as of the Fourth Amendment Effective Date, the New Guarantor hereby becomes a party to the Amended Loan Agreement as “Parent” and a “Guarantor” thereunder with the same force and effect as if originally named as a Guarantor therein and agrees that the New Guarantor shall be bound by all of the provisions of, and shall have the same rights and obligations as a Guarantor under, the Amended Loan Agreement in the same manner as if the New Guarantor had executed the Existing Loan Agreement as such as of the original date of the Existing Loan Agreement. Without limiting the generality of the foregoing, (x) the undersigned hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations, and (y) to secure the payment and performance of the Obligations, the undersigned hereby grants to Agent, for its benefit and the benefit of Lenders, a lien on and security interest in any and all right, title and interest in and to any and all Collateral of such New Guarantor, whether now owned or existing or hereafter created, acquired or arising.

3. Conditions Precedent. This Amendment shall be effective upon the date on which each of the following conditions shall have been satisfied to the reasonable satisfaction of the Agent (such date, the “Fourth Amendment Effective Date”):

(a) the Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by each of the Credit Parties, each Lender and the Agent;

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(b) the Agent shall have received copies of (A) the Third Amendment to Warrant and Registration Rights Agreement, dated as of the Fourth Amendment Effective Date, between Holdings and Mizzen Capital, LP, duly authorized, executed and delivered by each of the parties thereto, and (B) the Third Amendment to Warrant and Registration Rights Agreement, dated as of the Fourth Amendment Effective Date, between Holdings and Star Strong Capital LLC, duly authorized, executed and delivered by each of the parties thereto, and each of the agreements referred to in the foregoing clauses (A) and (B) (collectively, the “Warrant Amendments”) shall be in form and substance satisfactory to the Agent;

(c) all obligations of the Credit Parties’ existing term loan facility with Pathlight Capital LP shall have been repaid in full substantially concurrently, and Agent shall have received a copy of an executed payoff letter and related UCC-3 termination statements and other releases, if applicable, terminating all Liens securing such term loans, in form and substance satisfactory to Agent;

(d) the Agent shall have received evidence satisfactory to it of the Credit Parties’ receipt of not less than $23,600,000 in Net Cash Proceeds from an equity contribution to, or sale of Equity Interests of, Parent, upon terms and conditions satisfactory to the Agent, it being understood that no more than $5,000,000 of such Net Cash Proceeds shall consist of draws upon the Yorkville ELOC;

(e) the Agent shall have received copies of the Revolving Loan Financing Documents, duly authorized, executed and delivered by each of the parties thereto, such Revolving Loan Financing Documents shall be in form and substance satisfactory to the Agent and the initial funding of loans thereunder shall have occurred; and

(f) the Agent shall have received copies of the Avenue Term Loan Financing Documents, duly authorized, executed and delivered by each of the parties thereto, such Avenue Term Loan Financing Documents shall be in form and substance satisfactory to the Agent and the initial funding of loans thereunder shall have occurred.

4. Representations and Warranties. Each of the Credit Parties party hereto hereby represents and warrants to Agent and the Lenders as of the Fourth Amendment Effective Date as follows:

(a) Each Credit Party has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by each Credit Party and constitute the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms. Each Credit Party has all requisite power and authority to perform all of its obligations under the Amended Loan Agreement and the Amended Loan Agreement constitutes the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms.

(b) The execution, delivery and performance by each Credit Party of this Amendment and any other agreements or instruments required hereunder have been duly authorized and do not violate such Credit Party’s Organizational Documents or any applicable law or any material agreement or instrument or any court order which is binding upon such party or its property.

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(c) Both immediately prior to and following the Fourth Amendment Effective Date, each of the representations and warranties of the Credit Parties set forth in the Amended Loan Agreement or in any other Financing Document (including this Amendment) are true and correct in all material respects on and as of the Fourth Amendment Effective Date except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date and any representation and warranty that is qualified by references to materiality or Material Adverse Effect or similar term or qualification, is true and correct in all respects and any representation and warranty that is qualified by references to materiality or Material Adverse Effect or similar term or qualification, is true and correct in all respects.

(d) As of immediately prior to the Fourth Amendment Effective Date and immediately after giving effect to the Fourth Amendment, no Default or Event of Default has occurred and is continuing on and as of the Fourth Amendment Effective Date.

5. Effect of this Amendment; Ratification.

(a) Except as expressly set forth herein, no amendments, consents, changes or modifications to the Existing Loan Agreement, the Amended Loan Agreement or any other Financing Document are intended or implied by this Amendment, and the Amended Loan Agreement and the other Financing Documents are hereby specifically ratified and confirmed by all parties hereto as of the Fourth Amendment Effective Date. This Amendment shall not operate as a waiver of any obligation of any Credit Party under, or any right, power, or remedy of the Agent or the Lenders under the Amended Loan Agreement or the other Financing Documents. This Amendment is not a novation or discharge of any of the obligations of the Credit Party under the Existing Loan Agreement, the Amended Loan Agreement and the other Financing Documents. This Amendment shall be deemed to be a Financing Document. No Credit Party shall be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment.

(b) For the benefit of the Agent and the Lenders, each of the Credit Parties hereby (i) affirms and confirms its guarantees, pledges, grants of collateral and security interests and other undertakings under the Existing Loan Agreement, the Amended Loan Agreement and the other Financing Documents, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Loan Agreement, the Amended Loan Agreement and each of the other Financing Documents and (iii) agrees that (x) the Amended Loan Agreement and each other Financing Document shall continue to be in full force and effect and (y) all guarantees, pledges, grants of collateral and security interests and other undertakings the Existing Loan Agreement, the Amended Loan Agreement and each other Financing Document shall continue to be in full force and effect and shall accrue to the benefit of the Agent and the Lenders.

(c) All of the Obligations and Existing Obligations of the Credit Parties, including all interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Credit Parties to the Agent and the Lenders under the Existing Loan Agreement, the Amended Loan Agreement and each of the other Financing Documents, are unconditionally owing by the Credit Parties to the Agent and each Lender, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever and shall be payable in accordance with the terms of the Amended Loan Agreement and the other Financing Documents.

(d) Holdings hereby reaffirms, ratifies and confirms all of its obligations under each of that certain letter agreement, dated December 30, 2022, between Mizzen Capital, LP and Holdings and that certain letter agreement, dated December 30, 2022, between Mizzen Capital, LP and Star Strong Capital LLC, and agrees that such letter agreements shall continue to apply to the Warrants as amended by the Warrant Amendments.

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6. Miscellaneous.

(a) Release. Each of the Credit Parties, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Existing Loan Agreement, the Amended Loan Agreement or any other Financing Document or any documents, agreements, dealings or other matters connected with the Financing Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 6(a) shall be effective on the date hereof regardless of whether or not any conditions to the effectiveness of this Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(b) Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Amendment must be in form and substance satisfactory to Agent and their counsel.

(c) Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment or any other Financing Documents.

(d) Severability. In the case any provision in this Amendment shall be invalid, illegal or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Amendment, as the situation may require, and this Amendment shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

(e) Costs, Expenses and Attorneys’ Fees. The Credit Parties agree to pay or reimburse Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel as provided for in Section 13.14 of the Amended Loan Agreement.

(f) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(g) Counterparts; Fax/Email Signatures. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

(h) Governing Law. This Amendment and the other FINANCING Documents SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(i) Entirety. The AMENDED LOAN AGREEMENT AND THE FINANCING DOCUMENTS Represent the Final Agreement among the partieS hereto and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.

[Signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CREDIT PARTIES:

RUBICON GLOBAL, LLC, as an Existing Borrower and a Credit Party

By:	Rubicon Technologies Holdings, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

RIVERROAD WASTE SOLUTIONS, INC., as an Existing Borrower and a Credit Party

By:
Name:
Title:

RUBICON TECHNOLOGIES HOLDINGS, LLC, as a New Borrower and a Credit Party

By:
Name:
Title:

CLEANCO LLC, as a New Borrower and a Credit Party

By:	Rubicon Technologies Holdings, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

Signature Page to Fourth Amendment to Loan and Security Agreement

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CREDIT PARTIES:

CHARTER WASTE MANAGEMENT, INC., as a New Borrower and a Credit Party

By:
Name:
Title:

RUBICON TECHNOLOGIES INTERNATIONAL, INC., as a New Borrower and a Credit Party

By:
Name:
Title:

RUBICON TECHNOLOGIES, INC., as a New Guarantor

By:
Name:
Title:

Signature Page to Fourth Amendment to Loan and Security Agreement

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AGENT:

MIZZEN CAPITAL, LP,

By:	MIZZEN CAPITAL GP, LLC, its General Partner

By:
Name:
Title:

LENDERS:

MIZZEN CAPITAL, LP,

By:	MIZZEN CAPITAL CP, LLC, its General Partner

By:
Name:
Title:

STAR STRONG CAPITAL LLC

By:
Name:
Title:

Signature Page to Fourth Amendment to Loan and Security Agreement

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ANNEX A

Amended Loan Agreement

[See Attached]

9

LOAN AND SECURITY AGREEMENT

dated as of December 22, 2021

by and among

RUBICON TECHNOLOGIES HOLDINGS, LLC, RUBICON TECHNOLOGIES INTERNATIONAL, INC.,
RUBICON GLOBAL, LLC, CLEANCO LLC, CHARTER WASTE MANAGEMENT, INC.,
RIVERROAD WASTE SOLUTIONS, INC.,

the other entities shown on the signature pages hereto and any additional borrower that hereafter becomes party hereto,

each as a Borrower, and collectively as Borrowers,

and

RUBICON TECHNOLOGIES, INC.,

and any guarantor that hereafter becomes party hereto, each as Guarantor, and collectively as Guarantors,

and

MIZZEN CAPITAL, LP,

as Agent,

and

THE LENDERS

FROM TIME TO TIME PARTY HERETO

As amended by:

that certain First Amendment to Loan and Security Agreement dated as of November 18, 2022,

that certain Second Amendment to Loan and Security Agreement dated as of March 22, 2023,

that certain Third Amendment to Loan and Security Agreement dated as of May 19, 2023, and that certain Fourth Amendment to Loan and Security Agreement dated as of June 7, 2023

i

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of December 22, 2021 by and among RUBICON TECHNOLOGIES HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, RUBICON GLOBAL, LLC, a Delaware limited liability company, CLEANCO LLC, a New Jersey limited liability company, CHARTER WASTE MANAGEMENT, INC., a Delaware corporation, RIVER ROAD WASTE SOLUTIONS, INC., a New Jersey corporation, and each additional borrower that may hereafter be added to this Agreement (collectively, together with each of their successors and permitted assigns, each individually as a “Borrower”, and collectively as “Borrowers”), RUBICON TECHNOLOGIES, INC., a Delaware corporation (“Parent”), and any entities that become party hereto as Guarantors (together with each of their successors and permitted assigns, each individually as a “Guarantor”, and collectively as “Guarantors”), MIZZEN CAPITAL, LP, as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

RECITALS

Credit Parties have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Credit Parties, Lenders and Agent agree as follows:

Article 1 - DEFINITIONS

Section 1.1 Certain Defined Terms. The following terms have the following meanings:

“Acceleration Event” means the occurrence of an Event of Default (a) in respect of which Agent has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 10.2 or (b) pursuant to either Section 10.1(e) and/or Section 10.1(f).

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger or consolidation with such other Person, or otherwise causing any Person to become a Subsidiary of a Credit Party, or (c) any merger or consolidation or any other combination with another Person.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Mizzen Capital, LP, in its capacity as administrative agent for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors and assigns of Mizzen Capital, LP in such capacity.

“Agent Assignee” has the meaning set forth in Section 11.20(d).

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Cash Interest Rate” means (i) at all times prior to the first anniversary of the Closing Date, fifteen percent (15%) per annum, (ii) at all times during the period from and after the first anniversary of the Closing until the occurrence of the Fourth Amendment Effective Date, fourteen percent (14%) per annum, and (iii) at all times from and after the Fourth Amendment Effective Date, eleven percent (11%) per annum.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition (including by merger, amalgamation, allocation of assets (including allocation of assets to any series of a limited liability company), division, consolidation or amalgamation) by any Credit Party or any Subsidiary thereof of any asset of such Credit Party or Subsidiary.

“Assignment Agreement” means an assignment agreement in form and substance acceptable to Agent.

“Avenue Term Loan Agent” means the “Agent” under and as defined in the Avenue Term Loan Credit Agreement.

“Avenue Term Loan Credit Agreement” that certain Credit, Security and Guaranty Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time), among Acquiom Agency Services, LLC, as administrative agent, the lenders party thereto, Borrowers as borrowers thereunder, and Guarantors, as guarantors thereunder, pursuant to which such Avenue Term Loan Agent and lenders have extended a term loan credit facility to Borrowers.

“Avenue Term Loan Financing Documents” means the “Financing Documents” as defined in the Avenue Term Loan Credit Agreement.

“Avenue Term Loan Obligations” means the “Obligations”, or other similar definition of the same effect, as defined in the Avenue Term Loan Credit Agreement, as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law or (f) any Person resident in, organized under the laws of or incorporated in a Sanctioned Country.

“Borrower” and “Borrowers” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Representative” means Rubicon Global, LLC, in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Credit Parties and approved by Agent.

“Borrowing Base” shall have the meaning set forth in the Revolving Loan Agreement (as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement).

“Borrowing Base Collateral” shall have the meaning set forth in the Revolving Loan Agreement (as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement).

“Business Day” means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close.

“Capital Expenditures” means any expenditure related to property, equipment and intangible assets, that would be classified as a cash flow from investing activities on a statement of cash flows of Borrowers prepared in accordance with GAAP.

“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease or finance lease on the balance sheet of such Person.

“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Interest” means all interest accruing or accrued on any Term Loans at the Cash Interest Rate pursuant to Section 2.2(a)(i) or, as applicable, the Default Rate pursuant to Section 2.2(a)(i).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the combined voting power of all voting stock of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) any pledge, assignment or hypothecation of or Lien on any of the legal or beneficial equity interests in the applicable Person (other than the Permitted Liens); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (d) Parent shall cease to, directly or indirectly own, in the aggregate, 100% of each class of the outstanding Equity Interests of its Subsidiaries (other than (x) Holdings or (y) as a result of a disposition permitted by this Agreement); or (e) Parent ceases to own 100% of the Class A Equity Interests of Holdings.

“Closing Date” means December 22, 2021.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all property, other than Excluded Property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of Parent (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA and, solely for purposes of Section 412 and 436 of the Code, Section 414(m) or (o) of the Code.

“Credit Party” means each Borrower and Guarantor; and “Credit Parties” means all such Persons, collectively. For the avoidance of doubt, in no event shall any Excluded Subsidiary be a Credit Party.

“Credit Party Unrestricted Cash” means unrestricted cash and cash equivalents of the Credit Parties that (a) subject to Section 7.4, are held in the name of a Credit Party in a Deposit Account or Securities Account located in the United States that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, in favor of Agent at bank or financial institution located in the United States and are otherwise subject to Agent’s first priority perfected security interest, (b) is not subject to any Lien (other than Permitted Liens), and (c) are not funds for the payment of a drawn or committed but unpaid draft, ACH or EFT transaction.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable in the Ordinary Course of Business that are not more than ninety (90) days past the date of invoice or one hundred and twenty (120) days past the date of service, (d) all Capital Leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) Disqualified Equity Interests, (g) all obligations secured by a Lien on any asset of such Person, so long as such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, in each case, that is then due and owing, (i) all Debt of others Guaranteed by such Person, (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person, and (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all Term Loans.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Lender” means, (i) so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Term Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document, (ii) any Lender that has notified the Credit Parties or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulted Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulted Lender under any one or more of clauses (i) through (iii) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulted Lender upon delivery of written notice of such determination to Agent and each Lender.

“Defined Period” means, for purposes of calculating the Fixed Charge Coverage Ratio (and any component thereof) and/or EBITDA (and any component thereof) for any given calendar month, the periods set forth below:

Calendar Month Ending	Defined Period
September 30, 2023	The three (3) month period immediately preceding (and ending on the last day of) such calendar month
October 31, 2023	The four (4) month period immediately preceding (and ending on the last day of) such calendar month
November 30, 2023	The five (5) month period immediately preceding (and ending on the last day of) such calendar month
December 31, 2023	The six (6) month period immediately preceding (and ending on the last day of) such calendar month
January 31, 2024	The seven (7) month period immediately preceding (and ending on the last day of) such calendar month
February 29, 2024	The eight (8) month period immediately preceding (and ending on the last day of) such calendar month
March 31, 2024	The nine (9) month period immediately preceding (and ending on the last day of) such calendar month
April 30, 2024	The ten (10) month period immediately preceding (and ending on the last day of) such calendar month
May 31, 2024	The eleven (11) month period immediately preceding (and ending on the last day of) such calendar month
June 30, 2024 and each calendar month thereafter	The twelve (12) month period immediately preceding (and ending on the last day of) such calendar month

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Credit Party.

“Deposit Account Control Agreement” shall have the meaning set forth in the Revolving Loan Agreement.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or any other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, liquidation or similar event), (b) is redeemable at the option of the holder thereof (other than for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale, liquidation or similar event), (c) provides for and requires scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for cash, Debt or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date in effect at the time of issuance.

“Distribution” means as to any Person (a) any dividend or other distribution or payment (whether in cash, securities or other property) on, or in respect of, any Equity Interest in such Person (except those payable solely in its Equity Interests other than Disqualified Equity Interests), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Equity Interests in such Person or any claim respecting the purchase or sale of any Equity Interest in such Person, or (ii) any option, warrant or other right to acquire any Equity Interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an Equity Interest in a Credit Party or a Subsidiary of a Credit Party (other than reasonable and customary (i) payments of salaries to individuals, (ii) directors fees, and (iii) advances and reimbursements to employees or directors, all in the Ordinary Course of Business), an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party, (d) any lease or rental payments to an Affiliate or Subsidiary of a Credit Party (which is not itself a Credit Party), or (e) repayments of or debt service on loans or other indebtedness (other than conversion to Equity Interests (other than Disqualified Equity Interests)) held by any Person holding an Equity Interest in a Credit Party or a Subsidiary of a Credit Party, an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” shall have the meaning set forth in the Avenue Term Loan Credit Agreement (as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” shall have the meaning set forth in the Revolving Loan Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include any Borrower or any of a Borrower’s Affiliates, and (y) no proposed assignee intending to assume all or any portion of the Term Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of such Term Loan Commitment, or has been approved as an Eligible Assignee by Agent.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Credit Party and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

“Equity Interests” means, with respect to any Person, all shares of capital stock, partnership interests, membership interests in a limited liability company or other ownership in participation or equivalent interests (however designated, whether voting or non-voting) of such Person’s equity capital (including any warrants, options or other purchase rights with respect to the foregoing), whether now outstanding or issued after the Fourth Amendment Effective Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Credit Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Erroneous Payment” has the meaning specified therefor in Section 11.20.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 11.20.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 11.20.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 11.20.

“ESG” is an acronym that means environmental, social and governance.

“ESG Data” means, with respect to any Person, data (which may include qualitative and quantitative data) relating to ESG performance metrics, environmental impacts and other ESG attributes of such Person, its assets and operations.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 10.1.

“Excluded Accounts” means (a) segregated Deposit Accounts into which there is deposited no funds other than those intended solely to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Credit Party’s employees in the current period (which may be monthly or quarterly, as applicable), including amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees, (b) segregated Deposit Accounts constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such employees, (c) segregated Deposit Accounts constituting trust, fiduciary and escrow accounts in which there is not maintained at any point in time funds on deposit greater than $50,000 in the aggregate for all such accounts, (d) segregated Deposit Accounts or Securities Accounts holding cash or Cash Equivalents described in clauses (p) and (q) of the definition of Permitted Liens (and subject to the caps set forth therein); provided that the accounts described in clauses (a) through (d) above shall be used solely for the purposes described in such clauses, (e) segregated Deposit Accounts consisting solely of all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (f) other Deposit Accounts or Securities Accounts to the extent that the aggregate balance held in such other Deposit Accounts or Securities Accounts does not exceed $50,000 at any time.

“Excluded Property” means, collectively:

(a) any lease, license, contract, permit, letter of credit, purchase money arrangement, capital lease, instrument or agreement to which any Credit Party is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall constitute a result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or (ii) result in a breach or termination pursuant to the terms of, or default under, any such lease, license, contract, permit, letter of credit, purchase money arrangement, capital lease, instrument or agreement;

(b) any governmental licenses or state or local franchises, charters and authorizations, to the extent that Agent may not validly possess a security interest in any such license, franchise, charter or authorization under applicable Law;

(c) Excluded Accounts;

(d) any “intent-to-use” trademarks or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051 Section 1(c) or Section 1(d), respectively or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively by the United States Patent and Trademark Office;

(e) any asset which is subject to a purchase money Lien or Capital Lease permitted hereunder to the extent the granting of a security interest in such asset is prohibited pursuant to the terms of the contract governing such purchase money Lien or Capital Lease; and

(f) any property for which the cost of obtaining or perfecting a security interest therein would exceed the practical benefit afforded to Agent and the Lenders thereby, as reasonably determined in writing by the Agent.

provided that (x) any such limitation described in the foregoing clauses (a) and (b) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such contract, agreement, permit, lease or license or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract, agreement, permit, lease, license, franchise, authorization or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (z) all rights to payment of money due or to become due pursuant to, and all products and proceeds (and rights to the proceeds) from the sale of, any Excluded Property shall be and at all times remain subject to the security interests created by this Agreement (unless such proceeds would independently constitute Excluded Property).

“Excluded Subsidiary” means Rubicon Technologies Germany UG, a limited liability company organized under the laws of Germany.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Agent, any Lender or any other recipient of any payment to be made by or on behalf of any obligation of Credit Parties hereunder or the Obligations or required to be withheld or deducted from a payment to Agent, such Lender or such recipient (including any interest and penalties thereon): (a) Taxes to the extent imposed on or measured by Agent’s, any Lender’s or such recipient’s net income (however denominated), branch profits Taxes, and franchise Taxes and similar Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) in which Agent, such Lender or such recipient is organized, has its principal office or conducts business with respect to entering into any of the Financing Documents or taking any action thereunder or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Term Loans pursuant to a Law in effect on the date on which (i) such Lender becomes a party to this Agreement other than as a result of an assignment requested by a Credit Party under the terms hereof or (ii) such Lender changes its lending office for funding its Term Loan, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Term Loan or Term Loan Commitment, or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender’s failure to comply with Section 2.8(c); and (d) any U.S. federal withholding taxes imposed under FATCA.

“Extension Milestone” means, on or after January 1, 2024, the date on which the Credit Parties deliver financial statements and the related Compliance Certificate to Agent pursuant to Section 4.1 demonstrating, for each of the two consecutive fiscal quarters then ended, the Fixed Charge Coverage Ratio is greater than 1.20 to 1.00.

“Extraordinary Receipt” means any cash or cash equivalents received by or paid to or for the account of any Person not in the Ordinary Course of Business, (i) including tax refunds, pension plan reversions in respect of a funding surplus, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments, but (ii) excluding any purchase price adjustments or contributions to, or issuances of, Equity Interests.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof and any agreement entered into pursuant to the implementation of Section 1471(b)(1) of the Code, and any intergovernmental agreement between the United States Internal Revenue Service, the U.S. Government and any governmental or taxation authority under any other jurisdiction which agreement’s principal purposes deals with the implementation of such sections of the Code.

“FCCR Reduction Trigger Date” means the date upon which Agent has timely received from Borrower each Compliance Certificate required pursuant to Section 4.1(h), covering each of the Borrower’s last two consecutive fiscal quarters, and each such Compliance Certificate demonstrates that, for each applicable Defined Periods covered by each such Compliance Certificate, the Fixed Charge Coverage Ratio is greater than or equal to 1.10 to 1.00.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

“Financing Documents” means this Agreement, any Notes, the Warrants, the Security Documents, the Intercreditor Agreement, each Subordination Agreement and any other subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other consents, waivers, documents, instruments or agreements related to the Obligations and heretofore executed by the Borrower pursuant to this Agreement, executed concurrently herewith or executed by the Borrower pursuant to this Agreement at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means the ratio of Operating Cash Flow to Fixed Charges for each Defined Period.

“Fixed Charges” means for the applicable Defined Period:

(a)	interest expense paid in cash, net of interest income, included in the determination of net income of Credit Parties and their Consolidated Subsidiaries for the Defined Period; plus

(b)	any cash payment of (or minus any cash refund with respect to) income or franchise taxes included in the determination of net income for the Defined Period; plus

(c)	payments of cash principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under Capital Leases allocable to principal and excluding scheduled repayments of Loans made pursuant to the Revolving Loan Agreement and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (as defined in the Revolving Loan Agreement) (or equivalent loan commitment)); plus

(d)	Permitted Distributions (other than pursuant to clause (a) or (h) of the definition thereof) paid in cash in the Defined Period, it being understood that the conversion of any Debt into Equity Interests shall not be deemed a payment in cash.

“Foreign Lender” has the meaning set forth in Section 2.8(c)(i).

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, among the Credit Parties, the Agent and the Lenders.

“Fourth Amendment Effective Date” means June 7, 2023.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Governmental Authority” means any nation or government, any state, local or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” and “Guarantors” has the meaning set forth in the introductory paragraph of this Agreement.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum and its derivatives, by-products and other hydrocarbons, and (f) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers or any other Credit Party under any Financing Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Insider Convertible Debenture Documents” means the Insider Convertible Debentures, the Insider Convertible Debenture SPA and each other material document or agreement from time to entered into in connection with the foregoing.

“Insider Convertible Debenture SPA” means those certain (a) Securities Purchase Agreement, dated December 16, 2022 (“First SPA”), between Parent and each of the “Buyers” listed on Schedule 1.1(a), as such agreement may be amended, restated, supplemented or otherwise modified from time to time after the Fourth Amendment Effective Date in accordance with the terms of this Agreement and (b) Securities Purchase Agreement, dated as of February 1, 2023 (“Second SPA”), between Parent and each of the “Buyers” listed on Schedule 1.1(b), as such agreement may be amended, restated, supplemented or otherwise modified from time to time after the Fourth Amendment Effective Date in accordance with the terms of this Agreement.

“Insider Convertible Debentures” means those certain agreements set forth on Schedule 1.1.

“Instrument” means “instrument”, as defined in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Fourth Amendment Effective Date between Agent, Avenue Term Loan Agent and the Revolving Loan Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make any Acquisition, or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any Return on Investment.

“IRS” has the meaning set forth in Section 2.8(c)(i).

“Joinder Requirements” has the meaning set forth in Section 4.11(c).

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Healthcare Laws, Environmental Laws and applicable U.S. and non-U.S. export control laws and regulations, including without limitation the Export Administration Regulations.

“Lender” means each of (a) each Person party hereto in its capacity as a lender hereunder, (b) each other Person that becomes a party hereto as Lender pursuant to Section 11.17, and (c) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Credit Party or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidity” means the Revolving Loan Availability.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Account” has the meaning set forth in Section 2.6(b).

“Lockbox” has the meaning set forth in the Revolving Loan Agreement.

“Lockbox Account” has the meaning set forth in the Revolving Loan Agreement.

“Lockbox Bank” has the meaning set forth in the Revolving Loan Agreement.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Master Services Agreement” means a “Master Waste and Recycling Services Agreement” or any other similar agreement between a Credit Party and a waste hauler pursuant to which any Credit Party retains services of the waste hauler to satisfy all or a portion of its and/or its customer’s waste hauling needs.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the condition (financial or otherwise), operations, business, or properties of the Credit Parties, taken as a whole, (b) the rights and remedies of Agent or Lenders under any Financing Document or the ability of Agent or Lenders to enforce the Obligations or realize upon the Collateral, or the ability of any Credit Party to pay or perform any of its obligations under any Financing Document to which it is a party, (c) the legality, validity or enforceability of any Financing Document, (d) the existence, perfection or priority of any security interest granted in any Financing Document, or (e) the value of any material portion of the Collateral.

“Material Contracts” means (a) the agreements listed on Schedule 3.17, and (b) each other agreement or contract to which such Credit Party or its Subsidiaries is a party, the termination of which would reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (a) the Scheduled Maturity Date and (b) the “Maturity Date” under (and as defined in) the Revolving Loan Agreement shall occur for any reason other than as a result of item (b) of the definition of “Maturity Date” in the Revolving Loan Agreement (as in effect on the Fourth Amendment Effective Date or as amended in compliance with the Intercreditor Agreement).

“Maximum Lawful Rate” has the meaning set forth in Section 2.7.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Credit Party or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or cash equivalents received by any Credit Party or any of its Subsidiaries, net of (a) reasonable and customary out-of-pocket direct costs, fees and expenses incurred or estimated costs, fees and expenses for which reserves are maintained, in connection therewith (including legal, accounting, consulting and investment banking fees and expenses, sales commissions and underwriting discounts); (b) amounts held in escrow to be applied as part of the purchase price for any assets, as applicable; (c) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); provided, that if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds.

“Net Proceeds” means:

(a) with respect to any sale or other disposition, any Extraordinary Receipt, or any casualty or taking, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, but excluding any interest payments) over (ii) the sum of (v) the principal amount of any Debt that is secured by the applicable asset by a Permitted Lien which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction, (w) the reasonable and customary out-of-pocket expenses incurred by the Credit Parties in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Credit Party to third parties (other than Affiliates)), (x) taxes (including, without duplication, Permitted Tax Distributions) reasonably estimated to be actually payable by any Credit Party in connection therewith, (y) reasonable reserves as determined in good faith by a responsible officer of a Credit Party, in accordance with GAAP, for any liabilities or indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchasers and other retained liabilities in respect of such disposition undertaken by any Credit Party in connection with such disposition, provided, that to the extent that any such amount ceases to be so reserved, the amount thereof shall be deemed to be Net Proceeds of such disposition at such time, and (z) in the case of Extraordinary Receipts consisting of indemnity payments, any amount applied to compensate or reimburse the applicable Credit Party for replacing, repairing or restoring any assets or otherwise remedying the condition giving rise to the claim for indemnification or paying claims and settlements to third Persons giving rise to the claim for indemnification, provided, that to the extent that any such amount is not so applied within 180 days, the amount thereof shall be deemed to be Net Proceeds of such Extraordinary Receipt at such time; and

(b) with respect to the incurrence or issuance of any Debt or equity interests, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the sum of (x) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Credit Parties in connection therewith and (y) the amount of all taxes paid or reasonably estimated to be actually payable by the Credit Parties in connection therewith.

“Notes” has the meaning set forth in Section 2.3.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including, without limitation, the payment of interest and other amounts arising after the commencement of any case with respect to any Credit Party under the Bankruptcy Code or any similar statute which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Cash Flow” means for the applicable Defined Period:

(a)	EBITDA for the Defined Period; minus

(b)	unfinanced Capital Expenditures for the Defined Period; minus

(c)	to the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, and classified to operating cash flows on the GAAP statement of cash flows.

“Operating Models” means (i) an up-to-date full operating model, including projections for the next three years and (ii) an up-to-date cashflow model, including Fixed Charge Coverage Ratio testing and an A/P Aging update, in each case substantially consistent in form and detail with the operating model and cashflow model provided to the Lenders prior to the Closing Date.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party or any Subsidiary, the ordinary course of business of such Credit Party or Subsidiary, as conducted by such Credit Party in accordance with past practices and undertaken by such Person on or prior to the Closing Date and, without obligation on the part of such Credit Party or Subsidiary to undertake such practices, any other practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business in good faith and not for purposes of evading any covenant or restriction in any Financing Documents.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other Equity Interests of such Person.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Agent or any Lender and the jurisdiction imposing such Tax (other than connections arising from Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Term Loans or any Financing Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(i)).

“Palantir Payments” means any cash payments made by any of the Credit Parties to Palantir Technologies, Inc. in connection with the Borrower’s strategic partnership with Palantir Technologies, Inc.

“Parent” has the meaning set forth in the introductory paragraph of this Agreement.

“Participant Register” has the meaning set forth in Section 11.17(a)(iii).

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower Representative.

“Payment Recipient” has the meaning specified therefor in Section 11.20 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that and is subject to Section 412 of the Code or Title IV of ERISA.

“Permits” means all governmental licenses, authorizations, supplier numbers, registrations, permits, certificates, franchises, qualifications, accreditations, consents and approvals of a Credit Party required under all applicable Laws and required for such Credit Party in order to carry on its business as now conducted.

“Permitted Acquisition” means any Acquisition by a Borrower, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)	The Agent, at the direction of the Required Lenders, shall have consented in writing to the Acquisition;

(b)	the Borrower Representative shall have delivered to Agent at least ten (10) Business Days (or such shorter period as may be agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) to the extent available, a due diligence package (including, to the extent available, a quality of earnings report); and (iii) drafts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent available and required to be completed prior to the closing of such Acquisition under the related acquisition agreement, all required regulatory and third party approvals and copies of any environmental assessments;

(c)	the Credit Parties (including any new Subsidiary to the extent required by Section 4.11) shall comply with the Joinder Requirements and otherwise execute and deliver the agreements, instruments and other documents to the extent required by the terms of this Agreement, including, without limitation, Section 4.11 hereof, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien (subject to the Intercreditor Agreement and Permitted Liens) in all entities and assets acquired in connection with the proposed Acquisition to the extent required by this Agreement;

(d)	at the time of such Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(e)	all transactions in connection with such Acquisition shall be consummated in accordance with applicable Law;

(f)	the entity or assets acquired in such Acquisition are for use in the same lines of business as the Credit Parties are then currently engaged or a line of business reasonably related thereto;

(g)	such Acquisition shall not be hostile and, if applicable, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition;

(h)	no Debt or Liens are assumed or created (other than Permitted Liens and Permitted Debt) in connection with such Acquisition;

(i)	Agent shall have received a certificate of a Responsible Officer of the Borrower Representative demonstrating, on a pro forma basis after giving effect to the consummation of such Acquisition, that Credit Parties are in compliance with the applicable financial covenants set forth in Article 6 hereof;

(j)	the consideration payable by the Credit Parties and their Subsidiaries in connection with such Acquisition shall consist solely of cash and cash equivalents, Subordinated Debt and/or common equity interests of Parent;

(k)	the sum of all cash amounts (including any cash equivalents but excluding the cash proceeds received from any substantially contemporaneous issuance of common equity interests of Parent) paid or payable in connection with all Permitted Acquisitions (including all Debt, liabilities and Contingent Obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith, regardless of when due or payable and whether or not reflected on a consolidated balance sheet of Borrowers), but excluding any such amounts owing in respect of Acquisitions consummated prior to the Fourth Amendment Effective Date, shall not exceed $2,400,000 in the aggregate for the twelve month period ending with the month in which such Acquisition is consummated;

(l)	unless Agent shall otherwise consent in writing (in its sole discretion), (x) if the Acquisition is an equity purchase or merger, the target and its Subsidiaries must have as their jurisdiction of formation a state within the United States, and (y) if the Acquisition is an asset purchase, all or substantially all of the assets so acquired shall be located within the United States;

(m)	Agent has received, prior to the consummation of such proposed Acquisition, updated financial projections in form and substance reasonably satisfactory to Agent, for the immediately succeeding twelve (12) months following the proposed consummation of the Acquisition beginning with the month during which the Acquisition is to be consummated (the “Transaction Projections”); and

(n)	the Person to be acquired and/or whose assets are to be acquired shall have a non-negative EBITDA (calculated on a pro forma basis in a manner reasonably acceptable to Agent), for the trailing twelve month period most recently ended for which financial statements have been delivered to Agent pursuant to Section 4.1(a) or (b) (whichever was most recently delivered to Agent).

Notwithstanding the foregoing, no Accounts or Inventory acquired by a Credit Party in a Permitted Acquisition shall be included as Eligible Accounts until a field examination with respect thereto has been completed to the reasonable satisfaction of Agent, including the establishment of reserves required in Agent’s reasonable discretion; provided that field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought.

“Permitted Asset Dispositions” means the following Asset Dispositions:

(a) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale;

(b) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Credit Party or Subsidiary determines in good faith is no longer used or useful in the business of such Credit Party and its Subsidiaries and with a fair salable value not to exceed $1,200,000 in the aggregate for all such furniture, fixtures and equipment in any calendar year;

(c) abandonment of immaterial Intellectual Property that is, in the reasonable good faith judgment of a Borrower, no longer useful in the conduct of the business of the Borrowers or any of their Subsidiaries;

(d) dispositions consisting of the use or payment of cash or Cash Equivalents in the Ordinary Course of Business for equivalent value and in a manner that is not prohibited by the terms of this Agreement or the other Financing Documents~~;~~

(e) (i) Asset Dispositions from a Credit Party to any other Credit Party (other than Parent), (ii) Asset Dispositions from any Subsidiary that is not a Credit Party to any Credit Party, (iii) Asset Dispositions among any Subsidiaries that are not Credit Parties;

(f) (i) sales, forgiveness or discounting, on a non-recourse basis and in the Ordinary Course of Business, of past due Accounts (other than Eligible Accounts included in the Borrowing Base) in connection with the settlement of delinquent Accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement and (ii) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business and not undertaken as part of an accounts receivable financing transaction;

(g) to the extent constituting an Asset Disposition, the granting of Permitted Liens;

(h) (i) any termination of any lease, sublease, license or sub-license (other than any licenses constituting Material Contracts) in the Ordinary Course of Business (and any related Asset Disposition of improvements made to leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property, and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the Ordinary Course of Business;

(i) dispositions of tangible personal property (and not, for the avoidance of doubt, any Intellectual Property, Equity Interests or other intangible assets) so long as (i) the assets subject to such Asset Dispositions are sold for fair value, as determined by the Borrowers in good faith, (ii) at least 75% of the consideration therefor is cash or Cash Equivalents, (iii) no Event of Default has occurred and is continuing at the time such Assets Dispositions are made or would result therefrom, and (iv) the aggregate amount of such Asset Dispositions in any twelve (12) month period does not exceed $600,000;

(j) sales, transfers and dispositions of property set forth in clause (h) of the definition of Permitted Investments;

(k) involuntary dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Credit Party; and

(l) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer, lease or other disposition are promptly applied to the purchase price of such replacement property.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Credit Party or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Credit Parties’ and their Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Credit Parties have given prior written notice to Agent of a Credit Party’s or its Subsidiary’s intent to so contest the obligation; (d) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Credit Parties or their Subsidiaries; (e) Credit Parties have given Agent notice of the commencement of such contest and upon request by Agent, from time to time, notice of the status of such contest by Credit Parties and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, Credit Parties and their Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means:

(a) Contingent Obligations arising in respect of the Debt under the Financing Documents;

(b) Contingent Obligations arising in respect of the Debt under the Revolving Loan Financing Documents (subject to the Intercreditor Agreement);

(c) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(d) Contingent Obligations outstanding on the Fourth Amendment Effective Date and set forth on Schedule 5.1 or any Permitted Refinancing thereof;

(e) Contingent Obligations incurred in the Ordinary Course of Business with respect to bid, surety, appeal, and performance bonds and other similar obligations not to exceed $600,000 in the aggregate at any time outstanding;

(f) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 5.6 or in connection with any other commercial agreement entered into by a Credit Party or a Subsidiary thereof in the Ordinary Course of Business;

(g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 5.6;

(h) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Credit Party, Subsidiary or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(i) Contingent Obligations existing or arising in connection with (i) the Required Letter of Credit and (ii) any other letter of credit in the Ordinary Course of Business, provided that the aggregate amount of all letter of credit reimbursement obligations described in clause (ii) above does not at any time exceed $600,000 outstanding;

(j) Contingent Obligations arising with respect to customary indemnification obligations, adjustment of purchase price, non-compete, earn-outs or similar obligations of any Credit Party, to the extent such Contingent Obligations arise in connection with a Permitted Acquisition;

(k) Contingent Obligations of a Credit Party to any other Credit Party; and

(l) other Contingent Obligations not permitted by clauses (a) through (k) above, not to exceed $300,000 in the aggregate at any time outstanding.

“Permitted Debt” means:

(a) Credit Parties’ Debt to Agent and each Lender under this Agreement and the other Financing Documents;

(b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(c) purchase money Debt not to exceed $1,200,000 at any time outstanding (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment;

(d) Debt existing on the date of this Agreement and described on Schedule 5.1 or any Permitted Refinancing thereof;

(e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Debt existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(f) Debt in the form of insurance premiums financed through the applicable insurance company;

(g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business;

(h) to the extent constituting Debt (without duplication) Permitted Contingent Obligations;

(i) Debt of the Credit Parties incurred under the Revolving Loan Financing Documents and the Avenue Term Loan Financing Documents (in each case, subject to the Intercreditor Agreement);

(j) Subordinated Debt to the extent consented to by the Required Lenders;

(k) Debt in respect of netting services, overdraft protections and other like services, in each case incurred in the Ordinary Course of Business;

(l) Debt of a Credit Party to any other Credit Party;

(m) Debt of the Credit Parties incurred pursuant to the Insider Convertible Debenture Documents; and

(n) other unsecured Debt not to exceed $600,000 in the aggregate at any time at any time outstanding.

“Permitted Distributions” means the following Distributions:

(a) Distributions by any Subsidiary of any Credit Party to such parent Credit Party (other than Parent);

(b) Distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c) [Reserved];

(d) conversion of any Debt under the Insider Convertible Debenture Documents into Equity Interests of Parent (other than Disqualified Equity Interests);

(e) conversion of any Subordinated Debt into Equity Interests of Parent (other than Disqualified Equity Interests) in accordance with the terms of the applicable Subordination Agreement;

(f) Distributions to Parent to permit such Person to pay the costs and expenses of their respective board of directors (or other similar governing body), including observer’s fees and expenses;

(g) so long as a Borrower files a consolidated federal income tax return (or any combined, consolidated, unitary or other state or local tax return) with Parent, such Borrower may make distributions to Parent to permit Parent to pay the consolidated, combined, unitary or other federal, state and local income, profits, franchise and capital Taxes then due and owing by Parent in respect of such Borrower, so long as the amount of such Taxes shall not be greater, nor the receipt by such Borrower of Tax benefits less, than they would have been had such Borrower not filed consolidated income tax returns with Parent;

(h) cash dividends in the Ordinary Course of Business to Parent to the extent necessary to permit Parent (A) to pay general administrative costs and expenses (including corporate over-head, legal or similar expenses) and franchise fees and Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of Parent, in each case, which are reasonable and customary and incurred in the Ordinary Course of Business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of Parent, in each case, to the extent attributable to the ownership or operations of Parent or any of its Subsidiaries and (B) to pay audit and other accounting and reporting expenses at Parent to the extent relating to the ownership or operations of its Subsidiaries; and

(i) Permitted Tax Distributions.

“Permitted Investments” means:

(a) Investments shown on Schedule 5.7 and existing on the Fourth Amendment Effective Date;

(b) To the extent constituting and Investment, cash and Cash Equivalents owned by such Person;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans and advances outstanding pursuant to this clause (d) may not exceed $600,000 at any time;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(f) Investments consisting of notes receivable of, purchase price deposits, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of any Credit Party in any Subsidiary;

(g) Investments consisting of Deposit Accounts or Securities Accounts in which Agent has received a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable;

(h) Investments by any Credit Party or any Excluded Subsidiary in any Credit Party;

(i) Investments of cash and cash equivalents in any Excluded Subsidiary but solely to the extent that (i) no Default or Event of Default has occurred or would occur as a result of such Investments and (ii) the aggregate amount of such Investments made with respect to all Excluded Subsidiaries does not exceed $60,000 in any fiscal year;

(j) Investments constituting, or otherwise made to consummate, a Permitted Acquisition;

(k) Investments to the extent the consideration paid therefor by Credit parties consists solely of Equity Interests (other than Disqualified Equity Interests) of Parent, so long as no Default or Event of Default exists prior to, or immediately following, the consummation of such transaction, on a pro forma basis after giving effect thereto;

(l) Investments received in connection with a Permitted Asset Disposition (to the extent permitted to be received as consideration pursuant to the definition thereof); and

(m) other Investments in an amount not exceeding $600,000 in the aggregate.

“Permitted Liens” means:

(a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA or the Code with respect to any Pension Plan or Multiemployer Plan) or other social security benefits or obligations, pertaining to a Credit Party’s or its Subsidiary’s employees, if any;

(b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest;

(d) Liens imposed by Law for Taxes or other governmental charges that are not yet due or thereafter payable without penalty or the subject of a Permitted Contest;

(e) attachments, appeal bonds, judgments and other similar Liens on Collateral that do not constitute an Event of Default under Section 10.1(h);

(f) Liens and encumbrances in favor of Agent under the Financing Documents;

(g) Liens on Collateral existing on the Fourth Amendment Effective Date and set forth on Schedule 5.2;

(h) any Lien on any equipment securing Debt permitted under clause (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof;

(i) Liens with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security interest on the Collateral intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrowers’ ability to pay the Obligations in a timely manner or impair the use of the Collateral or the Ordinary Course of Business of any Credit Party and which, in the case of any real estate that is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Agent insuring the lien of the Security Documents;

(j) Liens that are rights of set-off, bankers’ liens or similar non-consensual Liens relating to deposit or securities accounts in favor of banks, other depositary institutions and securities intermediaries solely to secure payment of fees and similar costs and expenses and arising in the Ordinary Course of Business;

(k) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases, consignments or other similar arrangements relating to personal property entered into the Ordinary Course of Business;

(l) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under clause (f) of the definition of Permitted Debt;

(m) subject to the Intercreditor Agreement, Liens and encumbrances in favor of the holders of the Revolving Loan Financing Documents and the holders of the Avenue Term Loan Financing Documents;

(n) Liens (i) solely on any cash earnest money deposits or Permitted Investments made by a Credit Party in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted under this Agreement;

(o) Leases or subleases of real property granted in the Ordinary Course of Business;

(p) Liens, deposits and pledges encumbering cash and Cash Equivalents with a value not to exceed $600,000 in the aggregate at any time, to secure obligations permitted pursuant to clause (e) of the definition of Permitted Contingent Obligations in connection with the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, indemnity, performance or other similar bonds or other similar obligations arising in the Ordinary Course of Business;

(q) Liens solely in respect of the segregated deposit accounts and amounts deposited therein to the extent securing obligations permitted pursuant to clause (i) of the definition of Permitted Contingent Obligations;

(r) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(s) Liens solely on any cash earnest money deposits made by a Borrower or Subsidiary thereof in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Investment expressly permitted under this Agreement;

(t) any Lien securing Debt permitted under clause (h) or (j) of the definition of Permitted Debt;

(u) any Lien securing Permitted Contingent Obligations under clause (i) thereof; and

(v) other Liens (other than Liens in respect of debt for borrowed money) provided that the amount secured by such Liens does not exceed $600,000.

“Permitted Modifications” means (a) such amendments or other modifications to a Credit Party’s or Subsidiary’s Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective, and (b) such amendments or modifications to a Credit Party’s or Subsidiary’s Organizational Documents (other than those involving a change in the name of a Credit Party or Subsidiary or involving a reorganization of a Credit Party or Subsidiary under the laws of a different jurisdiction) that would not adversely affect the rights and interests of Agent or Lenders and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective.

“Permitted Refinancing” means Debt constituting a refinancing, extension or renewal of Debt; provided that the refinanced, extended, or renewed Debt (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Debt being refinanced or extended (plus any reasonable and customary interest, fees, premiums and costs and expenses) (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Debt being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Debt being refinanced or extended, (e) the obligors of which are the same as the obligors of the Debt being refinanced or extended, (f) if the Debt being refinanced or extended is subordinated in right of payment or lien priority, is subordinated to at least the same extent, (g) is otherwise on terms not materially less favorable to Credit Parties and their Subsidiaries, taken as a whole, than those of the Debt being refinanced or extended, and (h) no Event of Default has occurred and is continuing at the time such refinancing, extension or renewal occurs or would result on a pro forma basis after giving effect to such refinancing, extension or renewal.

“Permitted Tax Distributions” means, with respect to any Person, for any taxable period ending after the Fourth Amendment Effective Date during which time such Person is a pass-through entity for income tax purposes, any dividend or distribution to any holder of such Person’s stock or other equity interests to permit such holders (or indirect equity owners of such holders) to pay federal income Taxes and all relevant state and local income Taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated imposed as a result of taxable income allocated to such holder as a partner of such Person under federal, state, and local income tax laws, taking into account applicable deductions, losses, and credits of such Person.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“PIK Interest” means all interest accruing or accrued on any Term Loans at the PIK Interest Rate pursuant to Section 2.2(a)(ii).

“PIK Interest Rate” means four percent (4%) per annum.

“Prepayment Event” means, without duplication:

(a) any sale or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral, except for (i) sales and other dispositions permitted under clauses (a), (b), (c), (d), (e), (f), (g), (h), (j) or (l) of the definition of Permitted Asset Disposition or (ii) other Permitted Asset Dispositions of any Collateral with an aggregate value not to exceed $120,000 in any Fiscal Year;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any Collateral;

(c) the incurrence by a Credit Party of any Debt (other than Permitted Debt); or

(d) the receipt by any Credit Party of any Extraordinary Receipts.

“Pro Rata Share” means with respect to all matters relating to any Lender the percentage obtained by dividing (i) the outstanding principal amount of such Lender’s Term Loans by (ii) the aggregate outstanding principal amount of all Term Loans, in each case as any such percentages may be adjusted by assignments pursuant to an Assignment Agreement.

“Required Lenders” means at any time Lenders (other than Defaulted Lenders) then holding Term Loans representing more than fifty percent (50%) of the aggregate principal amount of all Term Loans of such Lenders outstanding at such time; provided, that if there are two or more Lenders, then Required Lenders shall include at least two (2) Lenders (Lenders that are Affiliates or Approved Funds of one (1) another being considered as one Lender for purposes of this proviso).

“Required Letter of Credit” means the letters of credit (if any) required to be issued as of any date of determination pursuant to Section 6.1 of the Avenue Term Loan Credit Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or any other officer of the applicable Credit Party reasonably acceptable to Agent.

“Return on Investment” means repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Revolving Loan Agent” means Midcap Funding IV Trust, a Delaware statutory trust, as agent under the Revolving Loan Agreement.

“Revolving Loan Agreement” that certain Credit, Security and Guaranty Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time), among Revolving Loan Agent, the lenders party thereto, Borrowers as borrowers thereunder, and Guarantors, as guarantors thereunder, pursuant to which such Revolving Loan Agent and lenders have extended a revolving loan credit facility to Borrowers.

“Revolving Loan Availability” shall have the meaning set forth in the Revolving Loan Agreement (as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement).

“Revolving Loan Financing Documents” means the “Financing Documents” as defined in the Revolving Loan Agreement as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement.

“Revolving Loan Obligations” means the “Obligations”, or other similar definition of the same effect, as defined in the Revolving Loan Agreement, as in effect on the Fourth Amendment Effective Date or as modified in accordance with the Intercreditor Agreement.

“Sanctioned Country” means any country or territory that is itself subject to comprehensive sanctions maintained by OFAC including at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions.

“SBA” means the U.S. Small Business Administration.

“SBA Regulations” means Title 13 of the Code of Federal Regulations, as amended and in effect from time to time.

“Scheduled Maturity Date” means June 7, 2025; provided that upon the achievement of the Extension Milestone, at the election of the Borrower Representative, the Scheduled Maturity Date shall be automatically extended to June 7, 2026.

“SEC” means the United States Securities and Exchange Commission.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Credit Party.

“Securities Account Control Agreement” shall have the meaning set forth in the Revolving Loan Agreement.

“Security Document” means this Agreement, each Deposit Account Control Agreement, each Securities Account Control Agreement, each Intellectual Property Security Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its debts and liabilities (including subordinated and Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

“Stated Rate” has the meaning set forth in Section 2.7.

“Subordinated Debt” means any Debt of Credit Parties incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion, provided, that in each case the applicable Subordinated Debt remains subject to a Subordination Agreement.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion.

“Subordination Agreement” means each agreement between Agent and another creditor of Credit Parties, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Credit Party and/or the Liens securing such Debt granted by any Credit Party to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation (or any foreign equivalent thereof) of which an aggregate of fifty percent (50%) or more of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company (or any foreign equivalents thereof) in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Credit Party.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by Borrower to provide protection against fluctuations in interest or currency exchange rates, but only if Agent provides its prior written consent to the entry into such “swap agreement”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” has the meaning set forth in Section 2.1(a).

“Term Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make Term Loans as set forth in the Term Loan Commitment Schedule on the Closing Date and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans on the Closing Date, which aggregate commitment equals $20,000,000.

“Term Loan Commitment Amount” means (a) as to any Lender, the commitment of such Lender to make Term Loans as set forth on Annex A and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans, which aggregate commitment equals $20,000,000.

“Term Loan Commitment Schedule” means the Term Loan Commitment Schedule attached hereto as Annex A.

“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) any date on which the maturity of the Term Loans is accelerated pursuant to Section 10.2, or (c) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.12.

“Transaction Projections” has the meaning provided for in clause (l) of the definition of Permitted Acquisitions.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“United States” means the United States of America.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.8(c)(i).

“Warrants” means, collectively, (i) that certain Common Unit Purchase Warrant (Certificate No. CU-4), dated as of December 22, 2021, issued by Rubicon Technologies Holdings, LLC to Mizzen Capital, LP, as amended, supplemented or otherwise modified from time to time, and (ii) that certain Common Unit Purchase Warrant (Certificate No. CU-5), dated as of December 22, 2021, issued by Rubicon Technologies Holdings, LLC to Star Strong Capital LLC, as amended, supplemented or otherwise modified from time to time

“Withholding Agent” means each Credit Party or Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yorkville ELOC” means that certain Standby Equity Purchase Agreement, dated as of August 31, 2022 between Parent and YA II PN, Ltd, as amended, supplemented or otherwise modified from time to time.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Credit Party and its Consolidated Subsidiaries delivered to Agent and each of the Lenders on or prior to the Fourth Amendment Effective Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect prior to giving effect to FASB Accounting Standards Update No. 2016-02, Leases, shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Section 1.3 Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or analogous term, will be construed to mean also a division of or by a limited liability company, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable. Any series of limited liability company shall be considered a separate Person.

Section 1.4 Settlement and Funding Mechanics. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.

Section 1.5 Time is of the Essence. Time is of the essence in Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.

Section 1.6 Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

Article 2 - LOANS

Section 2.1 Loans.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender then party to this Agreement severally (and not jointly) will make a term loan to Borrowers (collectively, the “Term Loans”) in an aggregate amount equal to such Lender’s Term Loan Commitment. The Term Loan Commitments shall terminate on the Closing Date. All Term Loans shall be made in and repayable in Dollars. Amounts repaid in respect of Term Loans may not be reborrowed, and upon each Lender’s making of the Term Loans, any then outstanding Term Loan Commitment of such Lender shall be reduced by the principal amount of Term Loans funded by such Lender.

(b) [Reserved].

(c) Mandatory Term Loan Repayments and Prepayments

(i) All outstanding Term Loans and other monetary Obligations (including all accrued and unpaid fees described in Section 2.2) shall be payable in full on the Maturity Date.

(ii) Subject to the Intercreditor Agreement, (x) if any Prepayment Event under any of clauses (a) through (d) of the defined term “Prepayment Event” occurs, then, to the extent of any remaining Net Proceeds received by the Credit Parties on account thereof after application of such proceeds to outstanding Revolving Loan Obligations in accordance with the Revolving Loan Agreement and the outstanding Avenue Term Loan Obligations in accordance with the Avenue Term Loan Credit Agreement, then the Borrowers shall, within five (5) Business Days (or immediately in the case of any incurrence of any Debt that is not Permitted Debt) after receipt of the Net Proceeds of each such Prepayment Event, prepay the Term Loans in an amount equal to such Net Proceeds (or remaining Net Proceeds, as applicable); provided, however, that if the Borrower Representative shall deliver to Agent a certificate the Borrower Representative certifying that the Credit Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within one hundred eighty (180) days after receipt of such Net Proceeds, to acquire (or replace or rebuild or improve) real property, equipment or other tangible assets to be used in the business of the Credit Parties, then so long as (i) no Default or Event of Default has occurred and is continuing, (ii) the amount of such Net Proceeds to be so reinvested does not exceed $2,500,000 and (iii) any such Net Proceeds on account of such Prepayment Event not so used within 180 days after the receipt of such Net Proceeds shall be applied to the prepayment of the Term Loans in accordance with this Section 2.1(c)(ii) or (y) if any Prepayment Event under clause (e) of the defined term “Prepayment Event” occurs with respect to a draw under the Yorkville ELOC, then the Borrowers shall, to the extent of any remaining Net Proceeds received by the Credit Parties on account thereof after application of such proceeds to outstanding Revolving Loan Obligations in accordance with the Revolving Loan Agreement and the Avenue Term Loan Obligations in accordance with the Avenue Term Loan Credit Agreement, within five (5) Business Days after receipt of the Net Proceeds of such Prepayment Event, prepay the Term Loans in an amount equal to sixty percent (60.0%) of such remaining Net Proceeds after the prepayment of outstanding Revolving Loan Obligations in accordance with the Revolving Loan Agreement and the Avenue Term Loan Obligations in accordance with the Avenue Term Loan Credit Agreement.

(iii) Principal payable on account of Term Loans shall be payable by Borrowers to Agent in full on the Termination Date.

(iv) Subject to the Intercreditor Agreement, if all Commitments under (and as defined in) the Revolving Loan Agreement are terminated prior to the Scheduled Maturity Date under (and as defined in) the Revolving Loan Agreement, the Borrowers shall immediately prepay all of the Term Loans.

(d) Optional Prepayments. Borrowers may from time to time prepay the Term Loans in whole or in part.

Section 2.2 Interest, Interest Calculations and Certain Fees.

(a) Interest.

(i) All Term Loans (including any PIK Interest that shall have been added to the principal amount of the Term Loans pursuant to clause (ii) below) and other monetary Obligations shall bear cash interest at a rate per annum equal to the Applicable Cash Interest Rate, and accrued and unpaid Cash Interest shall be payable (A) on the first Business Day of each month in arrears, (B) upon a prepayment of Term Loans in accordance with Section 2.1 and (C) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, at the election of the Required Lenders, all unpaid Term Loans and other unpaid monetary Obligations shall bear interest at a rate per annum equal to (x) two percentage points (2.00%) plus (y) the Applicable Cash Interest Rate (the “Default Rate”), and all such interest at the Default Rate shall be payable on demand in cash.

(ii) From and after the Fourth Amendment Effective Date, in addition to Cash Interest under clause (i) above, all Term Loans (including any PIK Interest that shall have been added to the principal amount of the Term Loans pursuant to this clause (ii)) and other monetary Obligations shall bear pay-in-kind interest at a rate per annum equal to the PIK Interest Rate. All accrued and unpaid PIK Interest shall be payable on the first Business Day of each month in arrears, and all such accrued PIK Interest shall be paid by Borrowers by adding, effective as of the first Business Day of each month, the aggregate amount of accrued but unpaid PIK Interest in respect of the Term Loans to the outstanding principal amount of such Term Loans, which increase shall be allocated among the Lenders in proportion to the principal amount of such Term Loans held by each such Lender as of such date. In addition, all accrued and uncapitalized PIK Interest shall be payable in cash (A) upon a prepayment of Term Loans in accordance with Section 2.1 and (B) on the Maturity Date.

(b) Closing Fee. On the Closing Date, the Borrowers shall pay the Agent, for the benefit of all Lenders holding a Term Loan Commitment, a closing fee in an aggregate amount equal to the product of (i) the aggregate Term Loan Commitment of all of the Lenders, times (ii) [●] which aggregate closing fee shall be allocated among the Lenders in proportion to their respective Term Loan Commitments. All closing fees payable pursuant to this clause (a) shall be fully earned as of the Closing Date, shall not be subject to offset and shall not be refundable for any reason whatsoever.

(c) Application Fee. On the Closing Date, the Borrowers shall pay the Agent, for the benefit of all Lenders holding a Term Loan Commitment, an application fee in an aggregate amount equal to the product of (i) the aggregate Term Loan Commitment of all of the Lenders, times (ii) [●] which aggregate application fee shall be allocated among the Lenders in proportion to their respective Term Loan Commitments. All application fees payable pursuant to this clause (b) shall be fully earned as of the Closing Date, shall not be subject to offset and shall not be refundable for any reason whatsoever.

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) [Reserved].

(i) Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers, subject to the limitations set forth in Section 4.6 (in the case of audits and field examinations).

(j) Wire Fees. Borrowers shall pay to Agent, for its own account and not for the account of any other Lenders, on written demand, fees for incoming and outgoing wires made for the account of Borrowers, such fees to be based on Agent’s then current wire fee schedule (available upon written request of the Borrowers).

(k) [Reserved].

(l) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Term Loan shall be included in the calculation of interest. The date of payment of a Term Loan shall be excluded from the calculation of interest.

(m) Automated Clearing House Payments. If Agent (or its designated servicer or trustee on behalf of a securitization vehicle) so elects, monthly payments of principal, interest, fees, expenses or any other amounts due and owing from Borrower to Agent hereunder shall be paid to Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

(n) [Reserved].

(o) [Reserved].

Section 2.3 Notes. The portion of the Term Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Term Loan Commitment Amount.

Section 2.4 [Reserved].

Section 2.5 [Reserved].

Section 2.6 General Provisions Regarding Payment; Loan Account.

(a) All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating the financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on such date, and any payments received in the Payment Account at or after 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on the next succeeding Business Day.

(b) Agent shall maintain a loan account (the “Loan Account”) on its books to record Term Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless any Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

Section 2.7 Maximum Interest. In no event shall the interest charged with respect to the Term Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Term Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8 Taxes; Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality.

(a) All payments of principal and interest on the Term Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future Taxes, except as required by applicable Law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and if any such withholding or deduction is in respect of any Indemnified Taxes, then the Borrowers shall pay such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required (including, without limitation, such withholdings and deductions applicable to additional sums payable under this Section 2.8). After payment of any Tax by a Borrower to a Governmental Authority pursuant to this Section 2.8, such Borrower shall promptly forward to Agent the original or a certified copy of an official receipt, a copy of the return reporting such payment, or other documentation satisfactory to Agent evidencing such payment to such authority. Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(b) The Borrowers shall indemnify Agent and Lenders, within ten (10) days after demand thereof, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) payable or paid by Agent or any Lender or required to be withheld or deducted from a payment to Agent or any Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Financing Document shall deliver to Borrower Representative and Agent, at the time or times prescribed by applicable Law or reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.8(c)(i), 2.8(c)(ii) and 2.8(e) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 11.17(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall, to the extent permitted by Law, execute and deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Financing Document, two (2) properly completed and executed originals of United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Documents, two (2) properly completed and executed originals of IRS Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) two (2) executed originals of IRS Form W-8ECI (or successor form); (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) executed originals of IRS Forms W-8BEN or W-8BEN-E (or successor form); (D) to the extent a Foreign Lender is not the beneficial owner, two (2) executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; or (E) other applicable forms, certificates or documents prescribed by the IRS. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Agent in writing of its legal inability to do so. In addition, to the extent permitted by applicable Law, such forms shall be delivered by each Foreign Lender upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify Borrower Representative at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower Representative (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(ii) Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 11.17(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall, to the extent permitted by Law, provide to Borrower Representative and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), a properly completed and executed IRS Form W-9 or any successor form certifying as to such Lender’s entitlement to an exemption from U.S. backup withholding and other applicable forms, certificates or documents prescribed by the IRS or reasonably requested by Borrower Representative or Agent. Each such Lender shall promptly notify Borrowers at any time it determines that any certificate previously delivered to Borrower Representative (or any other form of certification adopted by the U.S. governmental authorities for such purposes) is no longer valid.

(iii) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or Agent to determine the withholding or deduction required to be made.

(d) If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), then it shall promptly pay an amount equal to such refund to Borrowers, net of all reasonable out-of-pocket expenses of such Lender or of Agent with respect thereto, including any Taxes; provided, however, that Borrowers, upon the written request of such Lender or Agent, agree to repay any amount paid over to Borrowers to such Lender or to Agent (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or Agent is required, for any reason, to disgorge or otherwise repay such refund. Notwithstanding anything to the contrary in this Section 2.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.8(d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e) If a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.17 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this paragraph (f).

(g) If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(h) If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any Term Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by Section 2.8); or (iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(i) If any Lender requests compensation under any of the clauses in this Section 2.8, or requires Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 11.17) to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender (as determined in its sole good faith discretion). Without limitation of the provisions of Section 13.14, each Borrower hereby agrees to pay all reasonable and documented, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(j) [Reserved]

(k) [Reserved]

(l) Each party’s obligations under this Section 2.8 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.

Section 2.9 Appointment of Borrower Representative.

(a) Each Credit Party hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Credit Party and any other Credit Party, deliver Notices of Borrowing and Borrowing Base Certificates, give instructions with respect to the disbursement of the proceeds of the Term Loans, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Financing Documents. Agent and Lenders may disburse the Term Loans to such bank account of Borrower Representative or a Credit Party or otherwise make such Loans to a Credit Party, in each case as Borrower Representative may designate or direct, without notice to any other Credit Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Credit Party be disbursed directly to an operating account of such Credit Party.

(b) Borrower Representative hereby accepts the appointment by the Credit Parties to act as the agent and attorney-in-fact of the Credit Parties pursuant to this Section 2.9. Borrower Representative shall ensure that the disbursement of any Term Loans that are at any time requested by or to be remitted to or for the account of a Credit Party, shall be remitted or issued to or for the account of such Credit Party.

(c) Each Credit Party hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Credit Party by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Credit Party to the same extent as if made or delivered directly by such Credit Party.

(e) No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, the Credit Parties shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the retiring Borrower Representative and the term “Borrower Representative” means such successor Borrower Representative for all purposes of this Agreement and the other Financing Documents, and the retiring or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

Section 2.10 Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.

(a) Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

(b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

(c) Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of all Borrowers, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) after the occurrence of an Event of Default, take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) after the occurrence of an Event of Default, apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) after the occurrence of an Event of Default, settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all guarantor and surety defenses being hereby waived by each Borrower. Except as specifically provided in this Agreement or any of the other Financing Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of any other Borrower.

(d) Each Borrower hereby agrees that, except as hereinafter provided, the Obligations are unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

(e) Borrowers hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided, further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property. The right of each Borrower to receive any contribution under this Section 2.10(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been indefeasibly paid and satisfied in full, and no Borrower shall exercise any right or remedy with respect to this Section 2.10(e) until the Obligations have been indefeasibly paid and satisfied in full. As used in this Section 2.10(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.10(e), the term “Deficiency Amount” means any amount that is less than the entire amount a Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to zero Dollars ($0) through contributions and reimbursements made under the terms of this Section 2.10(e) or otherwise.

Section 2.11 [Reserved].

Section 2.12 Termination; Restriction on Termination.

(a) Termination by Lenders. In addition to the rights set forth in Section 10.2, Agent may, and at the direction of Required Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

(b) Termination by Borrowers.

(i) Upon at least three (3) days’ prior written notice (or such shorter time as agreed by Agent in its sole discretion) and pursuant to payoff documentation in form and substance satisfactory to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrowers have (i) paid all of the Obligations (other than contingent indemnification obligations for which no claim has been made) in cash, in full and in immediately available funds, and (ii) complied with Section 2.12(c) and the other terms of this Agreement. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing; provided that a notice of termination of the Term Loan Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Term Loan available hereunder may be terminated singly.

(ii) [Reserved].

(c) Effectiveness of Termination. All of the Obligations shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Financing Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination until all Obligations (other than contingent indemnification obligations for which no claim has been made) have been discharged or paid, in full, in immediately available funds, including, without limitation, Obligations under Section 2.2 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations (other than inchoate indemnification obligations for which no claim has yet been made), Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations (other than inchoate indemnification obligations for which no claim has yet been made), Agent shall have retained cash Collateral or other Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage. Upon the payment in full, in cash in immediately available funds, of all Obligations (other than inchoate indemnification obligations for which no claim has yet been made) and the termination of the Term Loan Commitments, as Borrower may reasonably request, Agent shall, at Credit Parties’ sole cost and expense, execute and deliver such documents evidencing the release and termination of the security interest in the Collateral granted under this Agreement and the other Financing Documents pursuant to and in accordance with the terms of any applicable payoff documentation.

Article 3 - REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Agreement and to make the Term Loans and other credit accommodations contemplated hereby, each Credit Party hereby represents and warrants to Agent and each Lender, that:

Section 3.1 Existence and Power. Each Credit Party, as of the Fourth Amendment Effective Date, (a) is an entity as specified on Schedule 3.1, (b) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization specified on Schedule 3.1, (c) has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, (d) has all powers to own its assets and has powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such powers or Permits would not reasonably be expected to result in a Material Adverse Effect, and (e) is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Fourth Amendment Effective Date are specified on Schedule 3.1, except in the case of this clause (e), where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, as of the Fourth Amendment Effective Date, no Credit Party (x) has had, over the five (5) year period preceding the Fourth Amendment Effective Date, any name other than its current name, or (y) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2 Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are (a) within its corporate, partnership, or limited liability company powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further action by or in respect of, or filing with, any Governmental Authority other than (i) recordings, filings and other perfection actions in connections with the Liens granted to Agent under this Agreement or any Security Document and (ii) those obtained or made prior to the Closing Date and (d) do not violate, conflict with or cause a breach or a default under (i) any Law applicable to any Credit Party, (ii) any of the Organizational Documents of any Credit Party, or (iii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as would not, with respect to this clause (iii), reasonably be expected to have a Material Adverse Effect.

Section 3.3 Binding Effect. Each of the Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. Each Financing Document has been duly executed and delivered by each Credit Party party thereto.

Section 3.4 Capitalization. The issued and outstanding equity securities of each of the Credit Parties (other than Parent) as of the Fourth Amendment Effective Date are as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties (other than Parent) are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and Permitted Liens, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties (other than Parent) and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties (other than Parent) as of the Fourth Amendment Effective Date is set forth on Schedule 3.4. No shares of the capital stock or other Equity Interests of any Credit Party (other than Parent), other than those described above, are issued and outstanding as of the Fourth Amendment Effective Date. Except as set forth on Schedule 3.4, as of the Fourth Amendment Effective Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party (other than Parent) of any equity securities of any such entity.

Section 3.5 Financial Information. All information delivered to Agent and pertaining to the financial condition of any Credit Party fairly presents the financial position of such Credit Party as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since December 31, 2022, no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Credit Party.

Section 3.6 Litigation. Except as set forth on Schedule 3.6 as of the Fourth Amendment Effective Date, and except as hereafter disclosed to Agent in writing, there is no Litigation pending against, or to such Credit Party’s knowledge threatened in writing against or affecting, any Credit Party or, to such Credit Party’s knowledge, any party to any Financing Document other than a Credit Party which may result, either separately or in the aggregate, in liability by such Credit Party in excess of $500,000. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

Section 3.7 Ownership of Property. Each Credit Party and each of its Subsidiaries is the lawful sole owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties, accounts and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person, subject only to Permitted Liens.

Section 3.8 No Default. No Event of Default, or to such Credit Party’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to result in a Material Adverse Effect.

Section 3.9 Labor Matters. As of the Fourth Amendment Effective Date, there are no strikes or other labor disputes pending or, to any Credit Party’s knowledge, threatened in writing against any Credit Party, which could reasonably be expected to have a Material Adverse Effect. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound, which could reasonably be expected to have a Material Adverse Effect.

Section 3.10 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11 Margin Regulations.

(a) The Credit Parties and their Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments. Without limiting the foregoing, the Credit Parties and their Subsidiaries do not own or hold any Margin Stock.

(b) None of the proceeds from the Term Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Term Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12 Compliance With Laws; Anti-Terrorism Laws.

(a) Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

(b) None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services directly or indirectly to or for the benefit of any Blocked Person or Sanctioned Country, or (B) deals in, or otherwise engages in any transaction directly or indirectly relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.13 Taxes. All federal income and franchise tax returns, reports and statements, all state and local income and franchise tax returns, reports and statements and all other material federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14 Compliance with ERISA.

(a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Credit Party and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Fourth Amendment Effective Date or the making of any Term Loan, (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code and no event has occurred that would give rise to a Lien under Section 4068 of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the Multiemployer Plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15 Brokers. Except for fees payable to Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith.

Section 3.16 [Reserved].

Section 3.17 Material Contracts. Except for the Financing Documents and the other agreements set forth on Schedule 3.17, as of the Fourth Amendment Effective Date there are no Material Contracts. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party).

Section 3.18 Compliance with Environmental Requirements; No Hazardous Materials. Except in each case as set forth on Schedule 3.18:

(a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Credit Party’s knowledge, threatened in writing by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b) no property now owned or leased by any Credit Party and, to the knowledge of each Credit Party, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Credit Party’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Credit Party, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

Section 3.19 Intellectual Property. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Fourth Amendment Effective Date which is issued, registered or pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) are set forth on Schedule 3.19(a) and all licenses under which any Credit Party is the licensee with a contract value in excess of $5,000,000 in any fiscal year of any such registered Intellectual Property owned by another Person are set forth on Schedule 3.19(b). Such Schedule 3.19(a) indicates in each case whether such registered Intellectual Property (or application therefor) is owned or licensed by such Credit Party. Such Schedule 3.19(b) lists (a) the name and address of the licensor, (b) the name and date of the agreement pursuant to which such item of Intellectual Property is licensed, (c) whether such license is an exclusive license, and (d) whether there are any purported restrictions in such license on the ability to such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 3.19(a), the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by such Credit Party, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement. All registered Intellectual Property of each Credit Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Intellectual Property owned by an unaffiliated third party is required to automate the Credit Parties’ scanning of hauler invoices and matching of work orders thereto for purposes of converting unbilled Accounts to billed Accounts. To such Credit Party’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

Section 3.20 Solvency. After giving effect to the transactions contemplated to occur (including any incurrence of Debt) on the Fourth Amendment Effective Date, each Borrower and each additional Credit Party, on a consolidated basis, is Solvent.

Section 3.21 Full Disclosure. None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders by Credit Parties (or their agents) have been prepared on the basis of the assumptions stated therein at the time when made. Such projections represent each Credit Party’s good faith estimate of such Credit Party’s future financial performance and such assumptions are believed by such Borrower to be fair and reasonable in light of current business conditions; provided, however, that Credit Parties can give no assurance that such projections will be attained, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material. Agent and each Lender acknowledges and agrees that all financial performance projections delivered to Agent represent Borrowers’ good faith estimate of future financial performance and are based on assumptions believed by Credit Parties to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

Section 3.22 Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Financing Documents ranks and shall continue to rank at least senior in priority of payment to all Debt that is contractually subordinated to the Obligations of each such Person under this Agreement and is designated as “Senior Indebtedness” (or an equivalent term) under all instruments and documents, now or in the future, relating to all Debt that is contractually subordinated to the Obligations under this Agreement of each such Person.

Section 3.23 Subsidiaries. Credit Parties do not own any stock, partnership interests, limited liability company interests or other equity securities or Subsidiaries except for Permitted Investments.

Section 3.24 [Reserved].

Section 3.25 [Reserved].

Article 4 - AFFIRMATIVE COVENANTS

Each Credit Party agrees that:

Section 4.1 Financial Statements and Other Reports and Notices. Borrower Representative will deliver to Agent:

(a) (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, cash flow and income statement (including year-to-date results) covering Credit Parties’ and their Consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP (subject to normal year-end adjustment and the absence of footnote disclosures), consistently applied, setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year and the projected figures for such period based upon the projections required hereunder, all in reasonable detail, certified by a Responsible Officer and in a form reasonably acceptable to Agent and (ii) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, cash flow and income statement (including year-to-date results) covering Credit Parties’ and their Consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP (subject to normal year-end adjustment and the absence of footnote disclosures), consistently applied, setting forth in comparative form the corresponding figures as at the end of the corresponding fiscal quarter of the previous fiscal year and the projected figures for such period based upon the projections required hereunder, all in reasonable detail, certified by a Responsible Officer and in a form reasonably acceptable to Agent;

(b) as soon as available, but not later than one hundred twenty (120) days after the last day of Credit Parties’ fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, setting forth in each case in comparative form the figures for the previous fiscal year and the figures together with a management discussion and analysis and an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion;

(c) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Credit Parties’ security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by Credit Party with any stock exchange on which any securities of any Credit Party are traded and/or the SEC;

(d) a prompt, but in no event later than the date when the next Compliance Certificate is required to be delivered, written report of any legal actions pending or threatened against any Credit Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Credit Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more or could otherwise reasonably be expected to result in a Material Adverse Effect;

(e) prompt written notice of (i) an event that materially and adversely affects the value of any material Intellectual Property or (ii) entrance into or a material amendment to any Master Services Agreement;

(f) within thirty (30) days after the start of each fiscal year, Credit Parties’ annual operating and Capital Expenditure budgets and financial forecast and projections, which shall be presented on a monthly basis for such fiscal year and shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of any Borrower or any other Credit Party;

(g) promptly (and in any event within ten (10) days of any request therefor) such readily available other budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Credit Parties, their business and the Collateral as Agent may from time to time reasonably request;

(h) concurrently with each delivery of financial statements pursuant to clause (a) above, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing (i) compliance with the financial covenants set forth in Section 6.1, 6.2 and 6.3, as applicable (which, for the avoidance of doubt, includes calculations showing Liquidity and free cash flow for the prior two consecutive quarters then ended), (ii) whether any Default or Event of Default is then in existence, and (iii) an updated cashflow model prepared by the Borrower, including an itemized breakdown of all Fixed Charges over the prior six month period and an updated accounts payable aging report;

(i) within five (5) days of the delivery of each monthly Compliance Certificate pursuant to clause (h) above, a telephonic meeting with the Lenders to review and discuss Liquidity, free cash flow and other financial information relating to the information set forth in, or forming the backup for, in such Compliance Certificate;

(j) concurrently with the delivery thereof to the lenders under the Revolving Credit Agreement, copies all borrowing base and other financial information and certificates required to be delivered under the Revolving Credit Agreement;

(k) as soon as available, but no later than thirty (30) days of the Closing Date, revised Operating Models, and thereafter, updated Operating Models within ten (10) days of the end of each fiscal quarter;

(l) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act;

(m) promptly, but in any event within five (5) Business Days, after any Responsible Officer of any Credit Party obtains actual knowledge of the occurrence of any event or change that has resulted or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of any such event or change, or specifying the notice given or action taken by such holder or Person and the nature of such event or change, and what action the applicable Credit Party or Subsidiary has taken, is taking or proposes to take with respect thereto;

(n) promptly following the consummation thereof, notice of any amendment, waiver, supplement, or other modification of any Operative Document, Revolving Loan Financing Document or Subordinated Debt Document, together with a duly-executed complete copy thereof;

(o) as soon as available, but in any event, within forty-five (45) days after the end of each fiscal year in which the Obligations remain outstanding, (including, following the discharge in full of the Obligations hereunder, with respect to the fiscal year that includes the last date on which any Obligations are outstanding), the Credit Parties shall use commercially reasonable efforts to collect and provide Agent with such ESG Data of Borrower or such Credit Party for its most recently ended Fiscal Year as any Lender may request in substantially the form requested by such Lender; and

(p) promptly following the occurrence of such event, any amendment, waiver, supplement, or modification of any Avenue Term Loan Financing Document (accompanied by a true, correct and complete copy thereof);

(q) the Credit Parties shall use their reasonable efforts to cooperate with any Lender to assess and incorporate ESG Data collected hereunder into such Lender’s annual ESG impact measurement report (including, following the discharge in full of the Obligations hereunder, with respect to the report for any year during which any Obligations were outstanding), to assess the Credit Parties’ ESG performance on an annual basis and to implement measures to improve the Credit Parties’ ESG performance; and

(r) annually, in conjunction with the delivery of the audited financial statements under Section 4.1(b), written statements sufficient to allow Agent and Lenders to (i) determine the continuing eligibility of the Credit Parties (within the meaning of the SBA Regulations) and (ii) verify the use of the proceeds of the Term Loans under this Agreement by the Borrowers. In addition to any other rights granted hereunder, the Credit Parties shall grant Agent the Lenders and the SBA access to their books and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Credit Parties in SBA Forms 480, 652 and 1031.

Section 4.2 Payment and Performance of Obligations. Each Credit Party (a) will pay and discharge, and cause each Subsidiary to pay and discharge, on a timely basis as and when due, all of their respective obligations and liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, or (ii) the nonpayment or nondischarge of which could not reasonably be expected to result in a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) without limiting anything contained in the foregoing clause (a), will pay all amounts due and owing in respect of (i) all federal Taxes (including without limitation, payroll and withholding tax liabilities) and (ii) all material foreign and state Taxes and other local Taxes (including without limitation, payroll and withholding tax liabilities), in each case on, a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, (c) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (d) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to result in a Material Adverse Effect.

Section 4.3 Maintenance of Existence. Each Credit Party will preserve, renew and keep in full force and effect and in good standing, and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing, (a) their respective existence and (b) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless, solely in the case of this clause (b), a failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.4 Maintenance of Property; Insurance.

(a) Each Credit Party will keep, and will cause each Subsidiary to keep, all property used and necessary in its business in good working order and condition in all material respects, ordinary wear and tear and casualty event excepted.

(b) Each Credit Party will maintain (i) casualty insurance on all real and personal property (of the types carried by the Credit Parties on the Fourth Amendment Effective Date) on an all risks basis, covering the repair and replacement cost of all such property and coverage, business interruption and rent loss coverages with extended period of indemnity (for the period required by Agent from time to time) and indemnity for extra expense, in each case without application of coinsurance and with agreed amount endorsements, (ii) general and professional liability insurance (of the types carried by the Credit Parties on the Fourth Amendment Effective Date, including products/completed operations liability coverage), and (iii) such other insurance coverage in each case against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Fourth Amendment Effective Date (or required to be in existence after the Fourth Amendment Effective Date under a Financing Document). All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

(c) Subject to Section 7.4, on or prior to the Fourth Amendment Effective Date, and at all times thereafter, upon request by Agent, each Credit Party will cause Agent to be named as an additional insured, assignee and lender loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and substance reasonably acceptable to Agent. Subject to Section 7.4, Credit Parties shall deliver to Agent and the Lenders (i) on the Fourth Amendment Effective Date, a certificate from Credit Parties’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Credit Party, and (v) at least sixty (60) days prior to expiration of any policy of insurance, evidence of renewal of such insurance upon the terms and conditions herein required.

(d) In the event any Credit Party fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Credit Parties’ expense to protect Agent’s interests in the Collateral. This insurance may, but need not, protect such Credit Party’s interests. The coverage purchased by Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Credit Parties will be responsible for the costs of that insurance to the fullest extent provided by law, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

Section 4.5 Compliance with Laws and Material Contracts. Each Credit Party will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) result in a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Borrowing Base Collateral.

Section 4.6 Inspection of Property, Books and Records. Each Credit Party will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the applicable Credit Party or any applicable Subsidiary, representatives of Agent and of any Lender to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Credit Parties and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Notwithstanding the foregoing, unless a Default or Event of Default has occurred and is continuing, such collateral audits shall not occur more than two (2) times during such twelve-month period. Notwithstanding a Default or an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Credit Party or any applicable Subsidiary commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

Section 4.7 Use of Proceeds. Credit Parties shall use the proceeds of Term Loans solely for (a) transaction fees, costs and expenses incurred in connection with this Agreement, the other Financing Documents and the transactions contemplated hereby and thereby, and (b) for general corporate purposes and working capital needs of Credit Parties and their Subsidiaries. No portion of the proceeds of the Term Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U, or X of the Federal Reserve Board.

Section 4.8 [Reserved].

Section 4.9 Notices of Material Contracts, Litigation and Defaults.

(a) (i) Credit Parties shall promptly (but in any event within five (5) Business Days) provide written notice to Agent after any Credit Party or Subsidiary receives or delivers any notice of termination or default (or similar notice) in connection with any Material Contract, and (ii) Credit Parties shall provide, together with the next Compliance Certificate required to be delivered under this Agreement, written notice to Agent after any Credit Party or Subsidiary (1) executes and delivers any material amendment, consent, waiver or other modification to any Material Contract or (2) enters into any new Material Contract and shall, upon request of Agent, promptly provide Agent a copy thereof.

(b) Credit Parties shall promptly (but in any event within three (3) Business Days) provide written notice to Agent (i) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party, (ii) upon any Borrower becoming aware of the existence of any Default or Event of Default, (iii) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party, (iv) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Credit Party that could reasonably be expected to have a Material Adverse Effect, or if there is any claim by any other Person that any Credit Party in the conduct of its business is infringing on the Intellectual Property rights of others, and (v) of all returns, recoveries, disputes and claims that involve more than $300,000. Credit Parties represent and warrant that Schedule 4.9 sets forth a complete list of all matters existing as of the Fourth Amendment Effective Date for which notice could be required under this Section 4.9.

Section 4.10 Hazardous Materials; Remediation.

(a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Credit Party, such Credit Party will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by any Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b) Credit Parties will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Further Assurances.

(a) Each Credit Party will, and will cause each Subsidiary to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the Closing Date), and (ii) unless Agent shall agree otherwise in writing, cause all Subsidiaries of Credit Parties (other than any Excluded Subsidiaries) to be jointly and severally obligated with the other Credit Parties under all covenants and obligations under this Agreement, including the obligation to repay the Obligations. Without limiting the generality of the foregoing, (x) Credit Parties shall, at the time of the delivery of any Compliance Certificate disclosing the acquisition by an Credit Party of any registered Intellectual Property or application for the registration of Intellectual Property, deliver to Agent a duly completed and executed supplement to the applicable Credit Party’s Intellectual Property Security Agreement in the form of the respective Exhibit thereto, and (y) at the request of Agent, following the disclosure by Credit Parties on any Compliance Certificate of the acquisition by any Credit Party of any rights under a license as a licensee with respect to any registered Intellectual Property or application for the registration of any Intellectual Property owned by another Person, Credit Parties shall execute any documents requested by Agent to establish, create, preserve, protect and perfect a first priority lien in favor of Agent, to the extent legally possible, in such Credit Party’s rights under such license and shall use their commercially reasonable best efforts to obtain the written consent of the licensor which such license to the granting in favor of Agent of a Lien on such Credit Party’s rights as licensee under such license.

(b) Upon receipt of an affidavit of an authorized representative of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Credit Parties will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

(c) Each Credit Party shall provide Agent with at least ten (10) Business Days (or such shorter period as Agent may accept in its sole discretion) prior written notice of the creation (or to the extent permitted under this Agreement, acquisition) of a new Subsidiary. Upon the formation (or, to the extent permitted under this Agreement, acquisition) of a new Subsidiary, Credit Parties shall, within thirty (30) days (or such later date as Agent may agree in its sole discretion) thereof: (i) pledge, have pledged, or cause to be pledged to Agent pursuant to a pledge agreement in form an substance satisfactory to Agent, all of the outstanding Equity Interests of such new Subsidiary owned directly or indirectly by any Credit Party, along with undated stock or equivalent powers for such certificate, executed in blank; (ii) unless Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of Agent in order to grant Agent, acting on behalf of the Lenders, a first priority Lien on all real and personal property (other than Excluded Property) of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to the Security Documents; (iii) unless Agent shall agree otherwise in writing, cause such new Subsidiary to either (at the election of Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Agent; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by Agent, in each case, in form and substance satisfactory to Agent (the requirements set forth in clauses (i) through (iv), the “Joinder Requirements”).

Section 4.12 [Reserved].

Section 4.13 [Reserved].

Section 4.14 [Reserved].

Section 4.15 Schedule Updates. The Credit Parties shall, in the event of any information in Schedule 3.19, Schedule 5.14, Schedule 9.2(b) or Schedule 9.2(d) becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next Compliance Certificate required to be delivered under this Agreement after such event a proposed update to such Schedule correcting all outdated, inaccurate, incomplete or misleading information.

Article 5 - NEGATIVE COVENANTS

Each Credit Party agrees that:

Section 5.1 Debt; Contingent Obligations. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease or prepay any cash principal of, cash premium, if any, cash interest or other cash amount payable in respect of any Debt prior to its scheduled date for payment (except (i) with respect to the Obligations permitted under this Agreement, (ii) for Capital Lease obligations, (iii) for obligations under the Revolving Loan Financing Documents in accordance with the Intercreditor Agreement, (iv) conversions of Debt into Equity Interests (other than Disqualified Equity Interests), (v) for the Avenue Term Loan Obligations in accordance with the Intercreditor Agreement and (vi) for Subordinated Debt solely to the extent permitted by Section 5.5).

Section 5.2 Liens. No Credit Party will, nor will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.

Section 5.3 Distributions. No Credit Party will, nor will permit any Subsidiary to (i) directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution, except for Permitted Distributions or (ii) with respect to any contract or agreement which allows payments by such Credit Party or Subsidiary in Equity Interests (other than Disqualified Equity Interests) in lieu of payments in cash, or requires such Credit Party’s agreement to pay in cash in order for payments to be due in cash, make any payments in cash or agree to make payments in cash unless Liquidity exceeds the then applicable minimum amount required under Section 6.1.

Section 5.4 Restrictive Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:

(a) consummate or assume any agreement (other than the Financing Documents, the Revolving Loan Financing Documents, the Avenue Term Loan Financing Documents and any agreements for purchase money debt and Capital Leases permitted under clause (c) of the definition of Permitted Debt) prohibiting the creation or assumption of any Lien in favor of Agent upon its properties or assets, whether now owned or hereafter acquired; or

(b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents, the Revolving Loan Financing Documents, the Insider Convertible Debenture Documents, and the Avenue Term Loan Financing Documents) on the ability of any Subsidiary to: (i) pay or make Distributions to any Credit Party or any Subsidiary; (ii) pay any Debt owed to any Credit Party or any Subsidiary; (iii) make loans or advances to any Credit Party or any Subsidiary; or (iv) transfer any of its property or assets to any Credit Party or any Subsidiary.

Section 5.5 Payments and Modifications of Subordinated Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:

(a) declare, pay, make any payment in respect of Subordinated Debt, except for payments made in full compliance with and expressly permitted under the applicable Subordination Agreement; provided that the Credit Parties may capitalize interest in kind by adding it to the principal amount of any such Subordinated Debt;

(b) amend or otherwise modify the terms of any Subordinated Debt other than pursuant to the terms of the applicable Subordination Agreement;

(c) declare, pay, make any payment in respect of the Avenue Term Loan Obligations, except for payments made in full compliance with and expressly permitted under the Intercreditor Agreement; provided that the Credit Parties may (i) make cash payments with respect to the Avenue Term Loan Obligations to the extent provided under the Avenue Term Loan Financing Documents as in effect on the Fourth Amendment Effective Date or as amended pursuant to the terms of the Intercreditor Agreement; and (ii) capitalize interest in kind by adding it to the principal amount of any such Avenue Term Loan Obligations;

(d) declare, pay, make or set aside any amount for any cash payment in respect of the Debt evidenced by the Insider Convertible Debenture Documents or any Debt hereinafter incurred that, by its terms, or by separate agreement, is subordinated (contractually or otherwise) to the Obligations;

(e) without the prior written consent of Agent, amend or otherwise modify the terms of any such Debt referred to in clause (d) above; and

(f) amend, supplement or otherwise modify, any Revolving Loan Financing Documents in any manner which would violate the Intercreditor Agreement or otherwise cause the Debt evidenced by the Revolving Loan Financing Documents to cease to qualify as “Permitted Debt” pursuant to the definition thereof.

Section 5.6 Consolidations, Mergers and Sales of Assets. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:

(a) consolidate or merge or amalgamate with or into any other Person, other than (i) consolidations or mergers among Borrowers so long as a Borrower is the surviving entity, (ii) consolidations or mergers among a Guarantor (other than Parent or Holdings) and a Borrower so long as a Borrower is the surviving entity, (iii) consolidations or mergers among Guarantors so long as (x) in any consolidation or merger involving Parent, Parent is the surviving entity and (y) in any consolidation or merger involving Holdings (other than a consolidation or merger with Parent), Holdings is the surviving entity, (iv) consolidations or mergers among Subsidiaries that are not Credit Parties, and (v) so long as no Event of Default has occurred and is continuing, dissolutions or liquidations of any non-Credit Party Subsidiary so long as any assets of such dissolved or liquidated Person are transferred to a Credit Party; or

(b) consummate any Asset Dispositions other than Permitted Asset Dispositions.

Section 5.7 Purchase of Assets, Investments. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:

(a) acquire or own or consummate any agreement to acquire or own any Investment or Acquisitions other than Investments and Acquisitions constituting Permitted Investments,

(b) except as permitted in clause (a), acquire or consummate any agreement to acquire any assets other than in the Ordinary Course of Business; or

(c) engage or enter into any agreement to engage in any joint venture or partnership with any other Person.

Without limiting the foregoing, no Credit Party shall, nor will any Credit Party permit any Subsidiary to, purchase or carry Margin Stock.

Section 5.8 Transactions with Affiliates. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, consummate or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party, except for:

(a) transactions disclosed on Schedule 5.8 on the Fourth Amendment Effective Date;

(b) transactions that at prices and on terms and conditions that are not materially less favorable to the applicable Credit Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party;

(c) transactions that are expressly permitted by this Agreement to be conducted between Credit Parties;

(d) Permitted Distributions;

(e) Permitted Investments made pursuant to clause (d), (h) or (i) of the definition thereof;

(f) other Loans or advances to employees, officers or directors (or equivalent managers) to the extent constituting Permitted Investments;

(g) the payment of reasonable fees to directors (or equivalent managers) any Credit Party who are not employees of a Credit Party, and compensation (including employment agreements) and employee benefit arrangements paid to, and indemnities and expense reimbursements provided for the benefit of, directors, officers or employees of the Credit Parties in the Ordinary Course of Business;

(h) any issuances of Equity Interests of any Credit Party or contributions to capital not otherwise prohibited hereunder; and

(i) employment, indemnity and severance arrangements between any Credit Party or its Subsidiaries and their officers, directors and managers in the Ordinary Course of Business.

Section 5.9 Modification of Organizational Documents. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.

Section 5.10 Modification of Certain Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; (b) would reasonably be expected to be materially adverse to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same; or (c) would otherwise be reasonably expected to result in a Material Adverse Effect.

Section 5.11 Conduct of Business. No Credit Party will, directly or indirectly, engage to any material extent in any material line of business other than those businesses of the type conducted by the Credit Parties and their respective Subsidiaries engaged in on or prior to the Fourth Amendment Effective Date, or described on Schedule 5.11 and businesses that are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary thereto. No Credit Party will, other than in the Ordinary Course of Business, change its normal billing payment and reimbursement policies and procedures with respect to its Accounts (including, without limitation, the amount and timing of finance charges, fees and write-offs).

Section 5.12 [Reserved].

Section 5.13 Limitation on Sale and Leaseback Transactions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Credit Party or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.14 Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts.

(a) Subject to Section 7.4, upon request by Agent, each Credit Party will, and will cause its Subsidiaries to, cause each Deposit Account and Securities Account (other than Excluded Accounts) to be subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable;

(b) Without limiting clause (a), no Credit Party will, or will permit any Subsidiary to, directly or indirectly, establish any new Deposit Account or Securities Account without complying with Section 5.14(b) of the Revolving Loan Agreement;

(c) As of the Fourth Amendment Effective Date and each date that a Compliance Certificate is required to be delivered pursuant to Section 4.1 hereof, Credit Parties represent and warrant that Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Credit Party. The provisions of this Section requiring Deposit Account Control Agreements shall not apply to Excluded Accounts; and

(d) At all times that any Obligations remain outstanding, Credit Parties shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

Section 5.15 Compliance with Anti-Terrorism Laws. Agent hereby notifies Credit Parties that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Credit Parties and their principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any contracts or agreements or otherwise engage in transactions directly or indirectly with or related to any Blocked Person or any Person listed on the OFAC Lists or any Sanctioned Country. Each Credit Party shall immediately notify Agent if such Credit Party has knowledge that any Borrower, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) enters into a settlement agreement with a U.S. government agency, (c) pleads nolo contendere to, (d) is indicted on, or (e) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering, Anti-Terrorism Laws or export control laws. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing directly or indirectly with or related to any Blocked Person or Sanctioned Country, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person or Sanctioned Country, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Section 5.16 [Reserved]. .

Section 5.17 Permitted Activities of Parent. Parent shall not engage in any material business activity other than, in each case, (i) its ownership of the Equity Interests of its Subsidiaries and activities incidental thereto and the performance of ministerial or administrative activities and payment of taxes and administrative fees necessary for the maintenance of its existence (ii) the entry into, and the performance of its obligations with respect to, the Financing Documents or documentation relating to other Debt and Liens permitted to be incurred under this Agreement and other agreements contemplated hereby and thereby, amendments or modifications thereof to the extent permitted hereby, guarantees of any lease agreements or other contracts entered into by any Credit Party or Subsidiary in the Ordinary Course of Business, any purchase, sale, lease or exchange of any property or the rendering of any service, between itself and any other Person, (iii) the payment of Permitted Distributions, the issuance of its own Equity Interests, the making of contributions to the capital of its Subsidiaries and the incurrence of the Obligations, (iv) paying Taxes and other customary obligations in the Ordinary Course of Business, and (v) complying with applicable Law and activities incidental to the foregoing.

Section 5.18 Excluded Subsidiaries.

(a) No Credit Party shall make any Asset Disposition to or Investment in any Excluded Subsidiary other than Investments of cash and cash equivalents permitted to be made pursuant to clause (i) of the definition of “Permitted Investments”.

(b) Credit Parties shall not permit, at any time, the average daily balance of the total amount of cash and cash equivalents held by all Excluded Subsidiaries (other than in Excluded Accounts) to exceed $60,000 (or the equivalent thereof in any foreign currency) for 30 consecutive days, in the aggregate when combined with all amounts held by Credit Parties in such Deposit Accounts or securities accounts located outside of the United States.

(c) No Credit Party will, or will permit any Subsidiary, to commingle any of its assets (including any bank accounts, cash or cash equivalents) with the assets of any Person other than a Credit Party.

(d) No Credit Party will permit any Excluded Subsidiary to commingle any of its assets (including any bank accounts, cash or cash equivalents) with the assets of any Credit Party.

(e) Notwithstanding anything to the contrary in this Agreement, no Credit Party shall be required to create, grant, or perfect a Lien in the Equity Interests of, or the assets of, the Excluded Subsidiary under the laws of any jurisdiction other than the United States of America and the Excluded Subsidiary shall not be required to guarantee the Obligations or become a Guarantor.

Section 5.19 SBA Matters.

(a) No Credit shall commit, or allow any Subsidiary or Affiliate to commit, a Regulatory Violation (as defined below). Upon the occurrence of a Regulatory Violation or in the event that Agent or any Lender determines that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it is entitled (whether under this Agreement or any other agreement, or otherwise), Agent and each Lender shall have the right, to the extent required under SBA Regulations, to demand in writing that the Borrowers cure such Regulatory Violation, and if such Regulatory Violation cannot be cured in a timely manner, demand the immediate repayment of the outstanding principal balance of the Term Loans, together with any accrued and unpaid interest, and any other amounts due and payable hereunder, by delivering written notice of such demand to the Borrowers. The Borrowers shall pay such sum by a cashier’s or certified check or by wire transfer of immediately available funds to the Agent within thirty (30) days after Borrowers’ receipt of the demand notice. For purposes of this Agreement, “Regulatory Violation” means a change in the principal business activity of the Borrowers to an ineligible business activity (within the meaning of the SBA Regulations), if such change occurs within one year after the Closing Date.

(b) No Credit Party issue securities to any Small Business Investment Company subsequent to the Closing Date if such issuance would cause any Lender to be deemed a member of an Investor Group in Control of Borrower, as those terms are defined in Title 13, Code of Federal Regulations §107.865, for a period of seven years from the date Control was initially acquired.

Section 5.20 Master Services Agreements. No Credit Party will, or will permit any Subsidiary to enter into any Master Services Agreement or similar document or agreement (or amend an existing Master Services Agreement or similar document) (i) that includes or could reasonably be expected or interpreted to create an “interline arrangement” or constructive trust, (ii) requires any Credit Party segregate, reserve or otherwise set aside or agree to segregate, reserve or otherwise set aside proceeds of such Credit Party’s customer payments or other funds to be paid onwards to waste haulers, or (iii) provides that a Person other than the relevant Credit Parties is responsible for payment of fees and charges or other obligations thereunder, (iv) that provides the waste hauler recourse to such Credit Party’s customer for non-payment by the relevant Credit Party or that conditions payment to the hauler on the Credit Party’s receipt of payment by such Credit Party’s customer.

Section 5.21 Palantir Payments. Notwithstanding anything to the contrary herein, no Credit Party may make a Palantir Payment during the fourth fiscal quarter of 2023 or for amounts in respect of Palantir Payments accrued during the fourth fiscal quarter of 2023, irrespective of when such Credit Party receives an invoice for such Palantir Payment. Beginning in the first fiscal quarter of 2024, and in respect of Palantir Payments accrued therein and thereafter, the Credit Parties may make Palantir Payments only to the extent that the Credit Parties are in compliance with the covenants set forth in Sections 6.1, 6.2, and 6.3 on a pro forma basis.

Article 6 - FINANCIAL COVENANTS

Section 6.1 Minimum Liquidity. From the Fourth Amendment Effective Date, the Credit Parties will not permit Liquidity to be less than $19,000,000 (the “Minimum Liquidity Threshold”) and shall provide on the Fourth Amendment Effective Date the Required Letter of Credit in accordance with the Avenue Term Loan Credit Agreement in the amount of $2,000,000; provided, that the Minimum Liquidity Threshold shall be reduced to $17,000,000 on the Testing Date (as defined below) on which (i) the Credit Parties have maintained a Fixed Charge Coverage Ratio of greater than or equal to 1.10:1.00 for six (6) consecutive Testing Dates and (ii) the Required Letter of Credit in the amount of $2,000,000 continues to be maintained in accordance with the Avenue Term Loan Credit Agreement; provided, further that the Minimum Liquidity Threshold shall be reduced to $14,000,000 on the Testing Date on which (i) the Credit Parties have maintained a Fixed Charge Coverage Ratio of greater than or equal to 1.10:1.00 for nine (9) consecutive Testing Dates and (ii) the Required Letter of Credit in the amount of $1,000,000 continues to be maintained in accordance with the Avenue Term Loan Credit Agreement; provided, further that the Minimum Liquidity Threshold shall be reduced to $10,000,000 on the Testing Date on which the Credit Parties have maintained a Fixed Charge Coverage Ratio of greater than or equal to 1.10:1.00 for twelve (12) consecutive Testing Dates, provided that from and after such time Credit Parties may also retire the Required Letter of Credit; provided, further that the Minimum Liquidity Threshold shall (a) be increased to $19,000,000 at any time during which an Event of Default has occurred and is continuing as a result of the Credit Parties’ failure to (x) timely deliver a Compliance Certificate or the financial statements required by Section 4.1(a) or (y) comply with the financial covenants set forth in Sections 6.1, 6.2 and 6.3 and (b) on the date on which an Event of Default pursuant to the foregoing clause (a) has been waived, consented to, or cured, automatically be reduced to the level above that it was at immediately prior to the occurrence of such Event of Default in the foregoing clause (a). Liquidity shall be tested monthly on the last day of each calendar month (each, a “Testing Date”).

Notwithstanding the foregoing, on the Closing Date and for a period of ten (10) Business Days thereafter, the Credit Parties may satisfy the Required Letter of Credit requirement by reserving an additional $2,000,000 of Revolving Loan Availability (which reserve shall be in addition and not duplicative of any amount similarly reserved for a similar purposes under the Revolving Loan Agreement) in addition to and above the Minimum Liquidity Threshold.

Section 6.2 Fixed Charge Coverage Ratio. Following the first FCCR Reduction Trigger Date, Credit Parties will not permit the Fixed Charge Coverage Ratio for any Defined Period on each Testing Date to be less than 0.88 to 1.00.

Section 6.3 Minimum EBITDA. As of the last day of any fiscal quarter of the Credit Parties (starting with the last day of the first full fiscal quarter of the Credit Parties after the Closing Date), the Credit Parties shall not permit the EBITDA of the Credit Parties for such quarter to be less than the amount set forth in the table below.

Fiscal Quarter Ending	Minimum EBITDA
September 30, 2023	$(2,400,000)
December 31, 2023	$800,000
March 31, 2024	$3,200,000
June 30, 2024	$3,600,000
September 30, 2024, and thereafter	$4,800,000

Section 6.4 Compliance Certificate. Credit Parties shall furnish to Agent, as required by Section 4.1 hereof, a Compliance Certificate (i) as evidence of Credit Parties’ compliance with the covenant set forth in Sections 6.1, 6.2, and 6.3 and (ii) stating that no Event of Default specified in this Article has occurred. The Compliance Certificate shall include, without limitation, (x) a statement and report in form reasonably satisfactory to Agent, detailing Credit Parties’ calculations, and (y) if reasonably requested by Agent, back-up documentation (including, without limitation, bank statements, invoices, receipts and other evidence of costs or expenses incurred during the applicable period as Agent shall reasonably require) evidencing the propriety of the calculations.

Section 6.5 Equity Cure. In the event that the Fixed Charge Coverage Ratio is less than or equal to 1.10:1.00 for the two consecutive quarters ending on June 30, 2024, Borrower shall obtain direct or indirect cash common equity investments or contributions resulting in direct or indirect cash proceeds to the Borrower of, $4,000,000. Such cash common equity investments or contributions must be obtained within 10 days of the occurrence of the applicable triggering event.

Article 7 - POST-FOURTH AMENDMENT REQUIREMENTS

Section 7.1 [Reserved].

Section 7.2 [Reserved].

Section 7.3 Searches. Before the Fourth Amendment Effective Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Credit Parties’ expense, the searches described in clauses (a), (b), and (c) below against each Credit Party, the results of which are to be consistent with Credit Parties’ representations and warranties under this Agreement: (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

Section 7.4 Post-Fourth Amendment Requirements. Credit Parties shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent.

Article 8 - [RESERVED]

Article 9 - SECURITY AGREEMENT

Section 9.1 Generally. Subject in each case to the Intercreditor Agreement, as security for the payment and performance of the Obligations and without limiting any other grant of a Lien and security interest in any Security Document, each Credit Party hereby assigns, grants and pledges to Agent, for the benefit of itself and Lenders, and, subject only to Permitted Liens that may have priority as a matter of applicable Law, a continuing first priority Lien on and security interest in, upon, and to the property set forth on Schedule 9.1 attached hereto and made a part hereof.

Section 9.2 Representations and Warranties and Covenants Relating to Collateral. Subject in each case to the Intercreditor Agreement:

(a) The security interest granted pursuant to this Agreement constitutes a valid and, to the extent such security interest is required to be perfected by this Agreement and any other Financing Document, continuing perfected security interest in favor of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 9.2(b) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (ii) with respect to any Deposit Account for which Deposit Account Control Agreements are required pursuant to this Agreement, the execution of Deposit Account Control Agreements, (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Agent over such letter-of-credit rights, (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper, (v) in the case of all certificated stock, debt instruments and investment property, the delivery thereof to Agent of such certificated stock, debt instruments and investment property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (vi) in the case of all investment property not in certificated form, the execution of control agreements with respect to such investment property and (vii) in the case of all other instruments and tangible chattel paper that are not certificated stock, debt instructions or investment property, the delivery thereof to Agent of such instruments and tangible chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens. Except to the extent not required pursuant to the terms of this Agreement, all actions by each Credit Party necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

(b) Schedule 9.2(b) sets forth, as of the later of the Fourth Amendment Effective Date and the date on which such Schedule 9.2(b) was supplemented pursuant to Section 4.15, (i) each chief executive office and principal place of business of each Credit Party and each of their respective Subsidiaries, and (ii) all of the other addresses (including all warehouses) at which any of the Collateral in excess of $250,000 in the aggregate is located and/or containing books and records of Credit Parties (other than books and records that are solely duplicates of books and records maintained at such Credit Party’s chief executive office) regarding any Collateral or any of the Credit Parties’ assets, liabilities, business operations or financial condition are kept, which such Schedule 9.2(b) indicates in each case, as of the later of the Fourth Amendment Effective Date and the date on which such Schedule 9.2(b) was supplemented pursuant to Section 4.15, which Credit Party(ies) have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Credit Party(ies), indicates the nature of such location (e.g., leased business location operated by Credit Party(ies), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

(c) Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Credit Party as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC, subject to the Intercreditor Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Credit Party to Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the granting of the security interest or the exercise by Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Agent or exercise of rights by Agent shall violate or cause a default under any agreement between any Credit Party and any other Person relating to any such collateral, including any license to which a Credit Party is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Credit Party or any other Person.

(d) As of the later of the Fourth Amendment Effective Date and the date on which such Schedule 9.2(d) was supplemented pursuant to Section 4.15, except as set forth on Schedule 9.2(d), no Credit Party has any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, commercial tort claims, Instruments, documents or investment property evidencing an obligation in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for all such obligations (other than Equity Interests in any Subsidiaries of such Credit Party disclosed on Schedule 3.4) and Credit Parties shall give notice to Agent promptly (but in any event not later than the later of (x) five (5) Business Days after such acquisition and (y) the delivery by Credit Parties of the next Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Credit Party of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property evidencing an obligation in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for all such obligations. Subject to the Intercreditor Agreement, no Person other than Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper in which any Credit Party has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of any Credit Party is maintained).

(e) Credit Parties shall not, and shall not permit any Subsidiary to, take any of the following actions or make any of the following changes unless Credit Parties have given at least thirty (30) days prior written notice to Agent of Credit Parties’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Credit Party as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Credit Party or Subsidiary or allow any Credit Party or Subsidiary to designate any jurisdiction as an additional jurisdiction of incorporation for such Credit Party or Subsidiary, or change the type of entity that it is; provided that in no event shall a Credit Party organized under the laws of the United States or any state thereof be reorganized under the laws of a jurisdiction other than the United States or any State thereof, or (iii) change its chief executive office, principal place of business, or the location of its books and records or move any material portion of the Collateral to or place any such Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

(f) [Reserved].

(g) Without limiting the generality of Sections 9.2(c) and 9.2(e) and subject to the Intercreditor Agreement:

(i) Credit Parties shall deliver to Agent all tangible Chattel Paper and all Instruments and documents evidencing an obligation in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for all such obligations owned by any Credit Party and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Credit Parties shall provide Agent with “control” (as defined in Article 9 of the UCC) of all electronic Chattel Paper evidencing an obligation in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for all such obligations owned by any Credit Party and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Credit Parties also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments (other than those with a value of less than Five Hundred Thousand Dollars ($500,000) in the aggregate). Credit Parties will mark conspicuously all such Chattel Paper and all such Instruments and documents (other than those with a value of less than Five Hundred Thousand Dollars ($500,000) in the aggregate) with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Security Documents.

(ii) Credit Parties shall deliver to Agent all letters of credit with a face amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for all letters of credit on which any Credit Party is the beneficiary and which give rise to letter of credit rights owned by such Credit Party which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Credit Parties shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letter of credit rights in a manner acceptable to Agent.

(iii) Credit Parties shall promptly advise Agent upon any Credit Party becoming aware that it has any interests in any commercial tort claim that is for at least, or could reasonably be expected to result in a payment in excess of, Five Hundred Thousand Dollars ($500,000) in the aggregate for all commercial tort claims and that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Credit Parties shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim or claims.

(iv) Subject to Section 7.4, unless Agent shall otherwise consent, Credit Parties shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement, or bailee agreement, as applicable, from the lessor of each leased property, the mortgagee of owned property or the warehouseman, consignee, bailee at any business location, in each case, located in the United States and (a) which is a such Credit Party’s chief executive office or (b) where any portion of the Collateral with a value in excess of $250,000, is located, in each case, which agreement or letter shall be reasonably satisfactory in form and substance to Agent. In no event shall any Credit Party maintain tangible Collateral (other than Inventory with contract manufacturers and Inventory in transit or out for repair in the Ordinary Course of Business) with a value in excess of $250,000 outside of the United States without Agent’s prior consent.

(v) Credit Parties shall cause all material equipment and other material tangible personal property (other than Inventory) to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary or desirable to such end. Upon request of Agent, Credit Parties shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property (other than Excluded Property) and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Except to the extent constituting a Permitted Lien, Credit Parties shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(vi) Each Credit Party hereby authorizes Agent to file without the signature of such Credit Party one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Credit Party as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Credit Party now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Credit Party any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Credit Party also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the Fourth Amendment Effective Date.

(vii) As of the Fourth Amendment Effective Date, no Credit Party holds, and after the Fourth Amendment Effective Date, Credit Parties shall promptly notify Agent in writing upon creation or acquisition by any Credit Party of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, Credit Parties shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(viii) Credit Parties shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

Article 10 - EVENTS OF DEFAULT

Section 10.1 Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a) (i) any Credit Party shall fail to pay (A) when due any principal or (B) within three (3) Business Days when due, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document and (ii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Section 4.1, Section 4.2(b), Section 4.4(c), Section 4.6, Section 4.9, Section 4.11, Article 5, Article 6 or Section 7.4 of this Agreement;

(b) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within thirty (30) days after the earlier of (i) receipt by Borrower Representative of notice from Agent or Required Lenders of such default, or (ii) actual knowledge of any Credit Party of such default;

(c) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality or Material Adverse Effect) when made (or deemed made);

(d) (i) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Term Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Term Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $600,000 (or any amount, solely with respect to Swap Contracts) or having an aggregate principal amount in excess of $1,200,000 (or any amount, solely with respect to Swap Contracts) to become or be declared due prior to its stated maturity, or (ii) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations;

(e) any Credit Party or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law (or any analogous procedure or step is taken in any other jurisdiction) now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(f) an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Credit Party under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;

(g) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,200,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code or an event occurs that could reasonably be expected to give rise to a Lien under Section 4068 of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,200,000;

(h) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $1,200,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i) (i) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; or (ii) any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto (except to the extent arising solely from a failure to file continuation statements in connection with any UCC financing statement or any other action or inaction of Agent, in each case, provided that such action or inaction is not caused by a Credit Party’s failure to comply with the terms of the Financing Documents), or any Credit Party shall so assert, in each case, unless such Financing Document terminates pursuant to the terms and conditions thereof without any breach or default thereunder by any Credit Party thereto;

(j) the indictment of any Credit Party for (i) a felony, (ii) any financial crimes or claim of fraud or misrepresentation or (iii) other crime of moral turpitude;

(k) [Reserved];

(l) the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

(m) [Reserved];

(n) Any of Phil Rodoni, Kevin Schubert and Chris Spooner shall cease to be employed by the Credit Parties in substantially the same management capacities applicable to them on the Fourth Amendment Effective Date, and a replacement reasonably acceptable to the Required Lenders is not appointed within 120 days thereof;

(o) There shall occur any event of default under the Revolving Loan Financing Documents or the Avenue Term Loan Financing Documents; or

(p) The occurrence of a Change in Control.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

Section 10.2 Acceleration and Suspension or Termination of Term Loan Commitment. Subject in each case to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Agent may, and shall, if requested by Required Lenders, (a) [Reserved] (b) by notice to Borrower Representative declare all or any portion of the Obligations to be, and the Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Credit Parties will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Credit Party or any other act by Agent or the Lenders, the Term Loan Commitment and the obligations of Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Credit Parties will pay the same.

Section 10.3 UCC Remedies. Subject in each case to the Intercreditor Agreement:

(a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

(i) the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(ii) the right to (by its own means or with judicial assistance) enter any of Credit Parties’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Credit Parties’ original books and records, to obtain access to Credit Parties’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Credit Parties shall not resist or interfere with such action (if Credit Parties’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Credit Parties hereby irrevocably authorize such service, contractor or other agent, upon notice by Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Agent or its designees such books and records, and to follow Agent’s instructions with respect to further services to be rendered);

(iii) the right to require Credit Parties at Credit Parties’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent;

(iv) the right to notify postal authorities to change the address for delivery of Credit Parties’ mail to an address designated by Agent and to receive, open and dispose of all mail addressed to any Credit Party; and/or

(v) the right to enforce Credit Parties’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to Credit Parties, and (ii) the right, in the name of Agent or any designee of Agent or Credit Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Credit Parties’ compliance with applicable Laws. Credit Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Credit Parties’ affairs, all of which contacts Credit Parties hereby irrevocably authorize.

(b) Each Credit Party agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Credit Parties. At any sale or disposition of Collateral, Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Credit Parties, which right is hereby waived and released. Each Credit Party covenants and agrees not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, Credit Parties will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Credit Parties shall be credited with the proceeds of the sale. Credit Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

(c) Without restricting the generality of the foregoing and for the purposes aforesaid, each Credit Party hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to (i) [Reserved], (ii) pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral, (iii) execute all applications and certificates in the name of such Credit Party and to prosecute and defend all actions or proceedings in connection with the Collateral, and (iv) do any and every act which such Credit Party might do in its own behalf; it being understood and agreed that this power of attorney in this subsection (c) shall be a power coupled with an interest and cannot be revoked.

(d) Upon the occurrence and during the continuance of an Event of Default, subject to any right of any third parties and/or any agreement between any Borrower and any third party to the extent not granted or entered into in contravention of the terms of this Agreement, Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, upon the occurrence and during the continuance of an Event of Default, without charge, Credit Parties’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Article, Credit Parties’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Agent’s and each Lender’s benefit, subject to any rights of third party licensors or licensees, as applicable.

Section 10.4 [Reserved].

Section 10.5 Default Rate of Interest. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Term Loans shall bear Cash Interest at the Default Rate (in addition to the PIK Interest accruing pursuant to Section 2.2(a)(ii)); provided, however, that in the case of any Event of Default specified in Section 10.1(e) or 10.1(f) above, such Default Rate shall apply immediately and automatically without the need for any election or action of any kind on the part of Agent or any Lender.

Section 10.6 Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, with reasonably prompt subsequent notice to such Credit Party (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Credit Party or any of its Subsidiaries (regardless of whether such balances are then due to such Credit Party or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Credit Party or any of its Subsidiaries, against and on account of any of the Obligations (other than inchoate indemnification obligations for which no claim has yet been made); except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Credit Party agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.6.

Section 10.7 Application of Proceeds.

(a) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Credit Party of all or any part of the Obligations, and, as between Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent.

(b) Following the occurrence and continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in such order as Agent may from time to time elect.

(c) Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or obligations of Credit Parties owing to Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Credit Parties or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.

Section 10.8 Waivers.

(a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lenders may lawfully do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b) Each Credit Party for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Credit Party, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Credit Party and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Credit Party, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c) To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Term Loans or to any subsequent disbursement of Term Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future disbursements of Term Loan proceeds and Agent may at any time after such acquiescence require Credit Parties to comply with all such requirements. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Term Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Term Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Term Loans, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Credit Party agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Credit Parties and the Financing Documents and other security instruments or agreements securing the Term Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Credit Parties’ obligations under the Financing Documents.

(e) Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Credit Parties’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Credit Parties’ obligations under the Financing Documents. In addition, Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Credit Party defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Term Loans, Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Term Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f) To the fullest extent permitted by law, each Credit Party, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Credit Party does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

Section 10.9 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

Section 10.10 Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Credit Party makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Article 11 - AGENT

Section 11.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 11.16 and to the terms of the other Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents, servicers, trustees, investment managers or employees.

Section 11.2 Agent and Affiliates. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

Section 11.3 Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

Section 11.4 Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5 Liability of Agent. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. The Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own gross negligence or willful misconduct. In no event shall the Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action. Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Loan Documents or any other document related hereto or thereto. Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis. In no event shall Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Notwithstanding anything in the Loan Documents to the contrary, Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

Section 11.6 Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Credit Parties) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. Each Lender further agrees to severally indemnify Agent for, within 10 days after demand therefor, any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.17(a)(iii) relating to the maintenance of a Participant Register that are payable or paid by Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this Section 11.6.

Section 11.7 Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

Section 11.8 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 11.9 Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Agent under any Security Document (i) upon the payment in full of all Obligations (other than inchoate indemnification obligations for which no claim has yet been made); or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents); and (b) subordinate any Lien granted to or held by Agent under any Security Document to a Permitted Lien that is allowed to have priority over the Liens granted to or held by Agent pursuant to the definition of “Permitted Liens”. Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.

Section 11.10 Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Term Loan unless instructed to do so by Agent (or consented to by Agent), it being understood and agreed that such rights and remedies may be exercised only by Agent.

Section 11.11 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

Section 11.12 Assignment by Agent; Resignation of Agent; Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Approved Fund, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Term Loan, in each case without the consent of the Lenders or Credit Parties. Following any such assignment, Agent shall endeavor to give notice to the Lenders and Credit Parties. Failure to give such notice shall not affect such assignment in any way or cause the assignment to be ineffective. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Credit Parties. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower Representative and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph.

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Credit Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Credit Parties and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 11.12 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

Section 11.13 Payment and Sharing of Payment.

(a) Term Loan Advances, Payments and Settlements; Interest and Fee Payments.

(i) Agent shall have the right, on behalf of Lenders to disburse funds to Borrowers for all Term Loans requested or deemed requested by Borrowers pursuant to the terms of this Agreement. Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender, other than any Non-Funding Lenders, will fund its Pro Rata Share of all Term Loans requested by Borrowers. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Term Loan before Agent disburses the same to a Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to a Borrower, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s Pro Rata Share of the Term Loan requested by such Borrower no later than noon (Eastern time) on the date of funding of such Term Loan, and each such Lender shall pay Agent on such date such Lender’s Pro Rata Share of such requested Term Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share of any funds advanced by Agent pursuant to the first sentence of this clause (i) within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required by Borrowers pursuant to this Section 11.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to a Borrower to but excluding the date of payment at the rate of interest then applicable to Term Loans. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

(ii) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Lender by telephone, facsimile or e-mail of the amount of each such Lender’s percentage interest of the Term Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender’s actual percentage interest of the Term Loans to such Lender’s required percentage interest of the Term Loan balance as of any Settlement Date, the Lender from which such payment is due shall pay Agent, without setoff or discount, to the Payment Account before 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the rate of interest then applicable to Term Loans.

(iii) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s percentage interest of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Term Loan, to the extent of such Lender’s outstanding amount of Term Loans with respect thereto, and shall make payment to such Lender before 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, however, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from any Credit Party.

(iv) [Reserved]

(v) It is understood that for purposes of advances to Borrowers made pursuant to this Section 11.13, Agent will be using the funds of Agent, and pending settlement, (A) all funds transferred from the Payment Account to the outstanding Term Loans shall be applied first to advances made by Agent to Borrowers pursuant to this Section 11.13, and (B) all interest accruing on such advances shall be payable to Agent.

(vi) The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Credit Party.

(b) [Reserved].

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Credit Party or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.

(e) Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Term Loan (other than pursuant to the terms of Section 2.8(d)) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Each Credit Party agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.6) with respect to such participation as fully as if such Lender were the direct creditor of Credit Parties in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.

Section 11.14 Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Credit Parties’ expense. Agent is further authorized by Credit Parties and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Credit Parties, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Term Loans and other Obligations. Each Credit Party hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.6.

Section 11.15 Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Term Loans, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

Section 11.16 Amendments and Waivers.

(a) No provision of this Agreement or any other Financing Document may be materially amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Credit Parties, the Required Lenders and any other Lender to the extent required under Section 11.16(b).

(b) In addition to the required signatures under Section 11.16(a), no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:

(i) if any amendment, waiver or other modification would increase a Lender’s funding obligations in respect of any Term Loan, by such Lender; and/or

(ii) if the rights or duties of Agent are affected thereby, by Agent;

provided, however, that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan; (B) postpone the date fixed for, or waive, any payment (other than any mandatory prepayment pursuant to Section 2.1(c)(i) and Section 2.1(c)(ii)) of principal of any Term Loan, or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges) or postpone the date of termination of any commitment of any Lender hereunder; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of the Collateral, authorize any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral, release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto or consent to a transfer of any of the Intellectual Property, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 11.16(b) or the definitions of the terms used in this Section 11.16(b) insofar as the definitions affect the substance of this Section 11.16(b); (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Credit Party of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 10.7 or amend any of the definitions Pro Rata Share, Term Loan Commitment, or Term Loan Commitment Amount, that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder or (H) have the effect subordinating the Lien securing the Obligations or subordinating the Obligations in right of payment. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence.

Section 11.17 Assignments and Participations.

(a) Assignments.

(i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Term Loan together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Term Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Credit Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of [●] to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

(ii) From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 13.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.

(iii) Agent, acting solely for this purpose as an agent of Credit Parties, shall maintain at the office of its servicer located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loan owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Credit Parties, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Credit Parties and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Credit Parties maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Credit Parties and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Credit Parties) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(iv) Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v) Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, Agent has the right, but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.17(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Term Loan pursuant to the Settlement Service. With the prior written approval of Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein.

(b) Participations. Any Lender may at any time, without the consent of, or notice to, any Credit Party or Agent, sell to one or more Persons (other than any Credit Party or any Credit Party’s Affiliates) participating interests in its Term Loan, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Credit Parties and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Credit Party shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Credit Party agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.

(c) Replacement of Lenders. Within thirty (30) days after: (i) receipt by Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a) through (h), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Agent may, at its option, notify such Affected Lender and, in the case of Borrowers’ election, Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrowers or Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Term Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 11.17(a); provided, however, that (A) Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) through (h), as applicable, of this Agreement through the date of such sale and assignment, and (B) Borrowers shall pay to Agent the [●] processing fee in respect of such assignment, unless waived by Agent. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 11.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 11.17(a), Borrowers, shall be effective for purposes of this Section 11.17(c) and Section 11.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 13.1.

(d) Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Agent and each Lender.

Section 11.18 [Reserved].

Section 11.19 [Reserved].

Section 11.20 Erroneous Payments.

(a) Each Lender, and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Lender which is an Affiliate of a Lender) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.20(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Term Loans (but not its Term Loan Commitment Amount) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Term Loans (but not its Term Loan Commitment Amount) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Term Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.17 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Financing Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 11.20 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 11.20 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.

(g) The provisions of this Section 11.20 to the contrary notwithstanding, (i) nothing in this Section 11.20 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Term Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Term Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

Section 11.21 Intercreditor Agreement. The Lenders acknowledge that the obligations owed by the Credit Parties under the Revolving Loan Financing Documents and the Avenue Term Loan Financing Documents may be secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of Agent under the Financing Documents may be subject to the provisions of the Intercreditor Agreement. Each Lender irrevocably (a) consents to the terms and conditions in the Intercreditor Agreement, (b) authorizes and directs Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lenders and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender, (c) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement, and (d) agrees that no Lender shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section 11.21 or in accordance with the terms of the Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement as are approved by Agent and the Required Lenders; provided, that Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization or other action by any Lender. Agent shall have the benefit of the provisions of Article 11 with respect to all actions taken by it pursuant to this Section 11.21 or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

Article 12 - GUARANTY

Section 12.1 Guaranty. Each Guarantor hereby (a) unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all of the Obligations, including payment in full of the principal, accrued but unpaid interest and all other amounts due and owing to the Agent and Lenders under the Term Loans and (b) indemnifies each Lender immediately on demand against any cost, loss or liability suffered by such Lender if any obligations guaranteed by it are or become unenforceable, invalid, voided, avoid or illegal, the amount of which such cost, loss or liability shall be equal to the amount which such Lender would otherwise be entitled to recover. Each payment made by any Guarantor pursuant to this Article 12 shall be made in lawful money of the United States in immediately available funds. Each Guarantor hereby acknowledges and agrees that it is an Affiliate of a Borrower or other interested party and will derive significant economic benefit from the Term Loans.

Section 12.2 Payment of Amounts Owed. The Guarantee hereunder is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Obligations from any Borrower or resort to any collateral security or other means of obtaining payment. In the event of any default by Borrowers in the payment of the Obligations, after the expiration of any applicable cure or grace period, each Guarantor agrees, on demand by Agent (which demand may be made concurrently with notice to Borrowers that the Borrowers are in default of their obligations), to pay the Obligations, regardless of any defense, right of set-off or recoupment or claims which any Borrower or Guarantor may have against Agent or Lenders or the holder of the Notes. All of the remedies set forth in this Agreement, in any other Financing Document or at law or equity shall be equally available to Agent and Lenders, and the choice by Agent or Lenders of one such alternative over another shall not be subject to question or challenge by any Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Agent or Lenders to recover or seeking any other remedy under this Guarantee, nor shall such choice preclude Agent or Lenders from subsequently electing to exercise a different remedy.

Section 12.3 Certain Waivers by Guarantor. To the fullest extent permitted by law, each Guarantor does hereby:

(a) waive notice of acceptance of this Agreement by Agent and Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law;

(b) agree to refrain from asserting, until after repayment in full of the Obligations (other than inchoate indemnification obligations for which no claim has yet been made), any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against any Borrower;

(c) waive any defense (other than a defense of payment in full of the Obligations (other than inchoate indemnification obligations for which no claim has yet been made)), right of set-off, right of recoupment or other claim which such Guarantor may have against Agent, Lenders or the holder of the Notes;

(d) waive any and all rights such Guarantor may have under any anti-deficiency statute or other similar protections;

(e) waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from any Borrower, any other Guarantor or any other person or entity now or hereafter primarily or secondarily liable for any of the Obligations until the Obligations have been paid in full (other than inchoate indemnification obligations for which no claim has yet been made);

(f) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability;

(g) waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;

(h) waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Agent or Lenders to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding;

(i) waive any defense based on an election of remedies by Agent or Lenders, whether or not such election may affect in any way the recourse, subrogation or other rights of such Guarantor against any Borrower, any other Guarantor or any other person in connection with the Obligations;

(j) waive any defense based on the failure of the Agent or Lenders to (i) provide notice to such Guarantor of a sale or other disposition of any of the security for any of the Obligations, or (ii) conduct such a sale or disposition in a commercially reasonable manner;

(k) waive any defense based on the negligence of Agent or Lenders in administering this Agreement or the other Financing Documents (including, but not limited to, the failure to perfect any security interest in any Collateral), or taking or failing to take any action in connection therewith, provided, however, that such waiver shall not apply to the gross negligence or willful misconduct of the Agent or Lenders, as determined by the final, non-appealable decision of a court having proper jurisdiction;

(l) waive the defense of expiration of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof;

(m) waive any right to file any Claim (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to a Claim with, any action or proceeding filed or maintained by Agent or Lenders to collect any Obligations of such Guarantor to Agent or Lenders hereunder or to exercise any rights or remedies available to Agent or Lenders under the Financing Documents, at law, in equity or otherwise;

(n) agree that neither Agent nor Lenders shall have any obligation to obtain, perfect or retain a security interest in any property to secure any of the Obligations (including any mortgage or security interest contemplated by the Financing Documents), or to protect or insure any such property;

(o) waive any obligation Agent or Lenders may have to disclose to such Guarantor any facts the Agent or Lenders now or hereafter may know or have reasonably available to it regarding the Borrowers or Borrowers’ financial condition, whether or not the Agent or Lenders have a reasonable opportunity to communicate such facts or have reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder;

(p) agree that neither Agent nor Lenders shall be liable in any way for any decrease in the value or marketability of any property securing any of the Obligations which may result from any action or omission of the Agent or Lenders in enforcing any part of this Agreement;

(q) waive any defense based on any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Financing Documents;

(r) waive any defense based on any change in the composition of Borrowers, and

(s) waive any defense based on any representations and warranties made by such Guarantor herein or by any Borrower herein or in any of the Financing Documents.

For purposes of this section, the term “Claim” shall mean any claim, action or cause of action, defense, counterclaim, set-off or right of recoupment of any kind or nature against the Agent or Lenders, its officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of the Agent or Lenders in connection with the making, closing, administration, collection or enforcement by the Agent or Lenders of the Obligations.

Section 12.4 Guarantor’s Obligations Not Affected by Modifications of Financing Documents. Each Guarantor further agrees that such Guarantor’s liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor for the time for payment of interest or principal or by any forbearance or delay in collecting interest or principal hereunder, or by any waiver by Agent or Lenders under this Agreement or any other Financing Documents, or by Agent’s or Lenders’ failure or election not to pursue any other remedies it may have against any Borrower or Guarantor, or by any change or modification in the Notes, this Agreement or any other Financing Document, or by the acceptance by Agent or Lenders of any additional security or any increase, substitution or change therein, or by the release by Agent or Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Obligations even though Agent or Lenders might lawfully have elected to apply such payments to any part or all of the Obligations, it being the intent hereof that, subject to Agent’s or Lenders’ compliance with the terms of this Article 12 and the Financing Documents, each Guarantor shall remain liable for the payment of the Obligations, until the Obligations have been paid in full (other than inchoate indemnification obligations for which no claim has yet been made), notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Each Guarantor further understands and agrees that Agent or Lenders may at any time enter into agreements with Borrowers to amend, modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of this Agreement or the other Financing Documents, and may waive or release any provision or provisions of this Agreement or the other Financing Documents, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, Lenders and Borrowers may deem proper and desirable, without in any manner impairing this Guarantee or any of Agent’s or Lenders’ rights hereunder or each Guarantor’s obligations hereunder, and each Guarantor’s obligations hereunder shall apply to the this Agreement and other Financing Documents as so amended, modified, extended, renewed or increased.

Section 12.5 Reinstatement; Deficiency. This guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to this Agreement or any other Financing Document is rescinded or otherwise required to be returned by Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent or Lenders had not been made, regardless of whether Agent or Lenders contested the order requiring the return of such payment. In the event of the foreclosure of the Financing Documents and of a deficiency, each Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent or Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this guaranty.

Section 12.6 Subordination of Borrowers’ Obligations to Guarantors; Claims in Bankruptcy.

(a) Any indebtedness of any Borrower to any Guarantor (including, but not limited to, any right of such Guarantor to a return of any capital contributed to a Borrower), whether now or hereafter existing, is hereby subordinated to the payment of the Obligations. Each Guarantor agrees that, until the Obligations have been paid in full (other than inchoate indemnification obligations for which no claim has yet been made), such Guarantor will not seek, accept, or retain for its own account, any payment from any Credit Party on account of such subordinated debt. Any payments to any Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Agent and Lenders and shall be immediately paid over to Agent, for the benefit of Agent and Lenders, on account of the Obligations without impairing or releasing the obligations of such Guarantor hereunder.

(b) Each Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that such Guarantor may have against any Borrower or any other Guarantor and does hereby assign to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Guarantor under such claims. If such Guarantor does not file any such claim, Agent, as attorney-in-fact for such Guarantor, is hereby irrevocably authorized to do so in the name of such Guarantor, or in Agent’s discretion, to assign the claim to a designee and cause proof of claim to be filed in the name of Agent’s designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, for the benefit of Agent and Lenders, the full amount thereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lenders all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights.

Section 12.7 Maximum Liability. The provisions of this Article 12 are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Article 12 would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Article 12, then, notwithstanding any other provision of this Article 12 to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 12.7 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 12.7 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this guaranty or affecting the rights and remedies of the Agent or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 12.8 Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Financing Documents. Each Guarantor has made an independent investigation of the other Credit Parties and of the financial condition of the other Credit Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Credit Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Credit Party to which this Article 12 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

Section 12.9 Termination. The provisions of this Article 12 shall remain in effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which no claim has been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid and satisfied in full.

Section 12.10 Representative. Each Guarantor hereby designates Borrower Representative and its representatives and agents on its behalf for the purpose of giving and receiving all notices and other consents hereunder or under any other Financing Document and taking all other actions on behalf of such Guarantor under the Financing Documents. Borrower Representative hereby accepts such appointment.

Section 12.11 Guarantor Acknowledgement. Without limiting the generality of the foregoing, each Guarantor, by its acceptance of this Guaranty, hereby confirms that, except for Parent, it is a Subsidiary of a Borrower and each Guarantor further confirms that it will materially benefit from the Term Loans made hereunder and the parties hereto intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the United States Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Guarantor is intended solely to preserve the rights of the holders, to the maximum extent not subject to avoidance under applicable law, and neither a Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations guaranteed hereunder may at any time and from time to time exceed the maximum liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the holders hereunder; provided that nothing in this sentence shall be construed to increase such Guarantor’s obligations hereunder beyond its maximum liability.

Article 13 - MISCELLANEOUS

Section 13.1 Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Section 2.10 and Articles 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 13.2 No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 13.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e-mail or similar writing) and shall be given to such party at its address or e-mail address set forth below or on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the Fourth Amendment Effective Date, in an assignment agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 13.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by electronic means, in accordance with the provisions of Section 13.3(b) and (c), or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 13.3(a).

If to any Credit Party:

Rubicon Global, LLC, as Borrower Representative

100 West Main Street, Suite 610

Lexington, Kentucky 40507

Attention: Kevin Shubert

Email: Kevin.Schubert@rubicon.com

with a mandatory copy to:

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002-2925

Attention: Michael Blankenship

Email: MBlankenship@winston.com

If to Agent:

Mizzen Capital, LP
488 Madison Avenue, 18th Floor
New York, New York 10022

with a copy to (which shall not constitute notice to Agent):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Todd E. Bowen

Email: bowent@gtlaw.com

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified Agent that it is incapable of receiving notices by electronic communication. Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

(c) Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 13.4 Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13.5 Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 13.6 Confidentiality.

(a) Each Credit Party agrees (i) not to transmit or disclose provisions of any Financing Document to any Person (other than to Borrowers’ advisors and officers on a need-to-know basis or as otherwise may be required by Law) without Agent’s prior written consent, (ii) to inform all Persons of the confidential nature of the Financing Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions.

(b) Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Term Loans, Agent or a Lender, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided, however, that any such Persons are bound by obligations of confidentiality, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person, (v) to a Person that is a trustee, investment advisor or investment manager, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, and (vi) as required or requested by any federal or state regulatory authority or examiner. For the purposes of this Section, “Securitization” means (A) the pledge of the Term Loans as collateral security for loans to a Lender, or (B) a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Term Loans. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person by a Person other than a Credit Party, provided, however, Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 13.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the Closing Date.

Section 13.7 Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 13.8 GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a) THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(b) EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 13.9 WAIVER OF JURY TRIAL.

(a) EACH CREDIT PARTY, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH CREDIT PARTY, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH CREDIT PARTY, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 13.10 Publication; Advertisement.

(a) Publication. Agent hereby authorizes each Credit Party to publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name of Agent, logo or any trademark or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby.

(b) Advertisement. Each Credit Party hereby authorizes each Lender to publish the name of such Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Credit Party agrees that Agent and the Lenders may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Agent or the applicable Lender shall provide Borrowers with an opportunity to review and confer with Agent or such Lender, as applicable, regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Agent or such Lender, as applicable, may, from time to time, publish such information in any media form desired by Agent or such Lender, as applicable, until such time that Borrowers shall have requested Agent or such Lender, as applicable, cease any such further publication.

Section 13.11 Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 13.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 13.13 Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

Section 13.14 Expenses; Indemnity.

(a) Except with respect to Indemnified Taxes, Other Taxes and Excluded Taxes, which shall be governed exclusively by Section 2.8, Credit Parties hereby agree to promptly pay (i) all reasonable and documented out of pocket costs and expenses of Agent (including, without limitation, the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent, but limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and out-of-pocket expenses of one counsel to the Agent as counsel to the Agent and its Affiliates) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all reasonable and documented out of pocket costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all reasonable and documented costs and expenses of Agent (but limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and out-of-pocket expenses of one counsel to the Agent as counsel to the Agent and its Affiliates) in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) [Reserved]; and (v) all reasonable and documented costs and expenses incurred by Lenders (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and expenses of one counsel to the Agent and the Lenders, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected parties, taken as a whole and, if necessary, one local counsel in any relevant jurisdiction to such Persons, taken as a whole)) in connection with any litigation, dispute, suit or proceeding relating to any Financing Document, other than disputes solely among Lenders and/or Agent (other than any claims against such person in its capacity or in fulfilling its role as Agent, arranger or any similar role hereunder) to the extent such disputes do not arise from any act or omission of any Credit Party or of any Affiliate of a Credit Party, and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto.

(b) Each Credit Party hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors and investment managers, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Financing Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by a Credit Party, any Subsidiary or any other Person of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Credit Party or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Term Loans, except that Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction (but limited, in each case in this clause (b), in the case of legal fees and expenses, to one counsel to all such Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of any such an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees taken as a whole, in each such relevant jurisdiction)). To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. This Section 13.14(b) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, claims etc. arising from any non-Tax claim.

(c) Notwithstanding any contrary provision in this Agreement, the obligations of Credit Parties under this Section 13.14 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE CREDIT PARTIES OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(d) [Reserved].

Section 13.15 [Reserved].

Section 13.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.17 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Credit Parties and Agent and each Lender and their respective successors and permitted assigns.

Section 13.18 USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Credit Parties, which information includes the name and address of the Credit Parties and such other information that will allow Agent or such Lender, as applicable, to identify the Credit Parties in accordance with the USA PATRIOT Act.

Section 13.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused this Agreement to be executed the day and year first above mentioned.

BORROWERS:	RUBICON TECHNOLOGIES HOLDINGS, LLC RUBICON TECHNOLOGIES INTERNATIONAL, INC. RUBICON GLOBAL, LLC CLEANCO LLC CHARTER WASTE MANAGEMENT, INC. RIVER ROAD WASTE SOLUTIONS, INC.

By:
Name:
Title:

GUARANTORS:	RUBICON TECHNOLOGIES, INC.

By:
Name:
Title:

AGENT:	MIZZEN CAPITAL, LP

By:
Name:
Title:

LENDER:	MIZZEN CAPITAL, LP

By:
Name:
Title:

LENDER:	STAR STRONG CAPITAL LLC

By:
Name:
Title:

ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	Term Loan Commitment Schedule

EXHIBITS

Exhibit A	[Reserved]
Exhibit B	Form of Compliance Certificate
Exhibit C	[Reserved]
Exhibit D	[Reserved]
Exhibit E	[Reserved]
Exhibit F-1	Form of U.S. Tax Compliance Certificate
Exhibit F-2	Form of U.S. Tax Compliance Certificate
Exhibit F-3	Form of U.S. Tax Compliance Certificate
Exhibit F-4	Form of U.S. Tax Compliance Certificate
Exhibit G	[Reserved]

SCHEDULES

Schedule 3.1	Existence, Organizational ID Numbers, Foreign Qualification, Prior Names
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Compliance
Schedule 3.19	Intellectual Property
Schedule 4.4	Insurance
Schedule 4.9	Litigation, Governmental Proceedings and Other Notice Events
Schedule 5.1	Debt; Contingent Obligations
Schedule 5.2	Liens
Schedule 5.7	Permitted Investments
Schedule 5.8	Affiliate Transactions
Schedule 5.11	Business Description
Schedule 5.14	Deposit Accounts and Securities Accounts
Schedule 7.4	Post-Closing Obligations
Schedule 9.1	Collateral
Schedule 9.2(b)	Location of Collateral
Schedule 9.2(d)	Chattel Paper, Letters of Credit Rights, Commercial Tort Claims, Instruments, Documents, Investment Property